ASSET PURCHASE AGREEMENT

         ASSET PURCHASE AGREEMENT, dated as of January 20, 1998 by and among Creative Data Services, Inc., a Delaware corporation ("Creative Data"), D.B. Acquisition Inc., a Missouri corporation doing business as Business Mail Express ("DB") (Creative Data and DB collectively referred to herein sometimes as the "Seller"), Vestcom St. Louis, Inc., a Delaware corporation (the "Purchaser"), Vestcom International, Inc., a New Jersey corporation ("Vestcom"), and Douglas
H. Brooking, Jr. and Katherine M. Brooking (collectively, the "Principals") and Paul D. Brooking, Mary Katherine Sullivan, Martha Ann Burke, Kathleen Brooking House and Theresa A. Strothcamp (collectively, the "Minority Shareholders" and with the Principals, the "Shareholders").


                              W I T N E S S E T H:

         WHEREAS, prior to the date hereof, the Seller has engaged in the business of computer output and document management, mailing and distribution services (as further defined herein, the "Business"); and

         WHEREAS, the Seller desires to sell and transfer to the Purchaser, and the Purchaser desires to purchase and assume from the Seller, certain of the assets and liabilities relating to the Business, all as more specifically provided herein; and

         WHEREAS, the Principals own all of the issued and outstanding voting common stock of Creative Data and approximately eighty-eight percent (88%) of the issued and outstanding non-voting capital stock of Creative Data, the Minority Shareholders own the remaining twelve percent (12%) of the non-voting capital stock and DB is a wholly-owned subsidiary of Creative Data; and

         WHEREAS, the Purchaser is a wholly-owned subsidiary of Vestcom, which is an intended beneficiary of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, and intending to be legally bound, the Seller, the Principals, the Minority Shareholders, the Purchaser and Vestcom agree as follows:

                                    ARTICLE I

                          ARTICLE ICertain Definitions

          Section 1.1. Certain Definitions. As used in this Agreement, the following terms have the respective meanings set forth below.

          "Accountants" means Price Waterhouse, L.L.P.

          "Affected Property" has the meaning ascribed to such term in Section 3.16.

          "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

          "Agreement" means this Asset Purchase Agreement.

          "Assumed Liabilities" means all liabilities, indebtedness and other obligations of the Seller (other than Excluded Liabilities) arising in the ordinary course of the Business and existing at the Closing Date including, without limitation, all liabilities, indebtedness and other obligations under the agreements, contracts, leases, licenses and other agreements referred to in the definition of Purchased Assets; provided however, that any and all liabilities or obligations related to or arising out of the Retained Assets shall not be Assumed Liabilities hereunder and no bank indebtedness for borrowed money shall be assumed by the Purchaser.

          "Authorizations"  has the  meaning  ascribed  to such term in  Section
3.11.

          "Bank" has the meaning ascribed to such term in Section 2.5.

          "Base Purchase Price" has the meaning ascribed to such term in Section 2.3.

          "Business" has the meaning ascribed to such term in the first recital to this Agreement. It includes Seller's laser printing business, its fulfillment business for Schnucks Markets, Inc. in St. Louis and the business of printing labels on vinyl, but excludes Seller's Southaven Business.

          "Business Day" means a day, other than a Saturday or Sunday, on which commercial banks in New Jersey are open for the general transaction of business.

          "CD Benchmark" and "DB Benchmark" have the meanings ascribed to such terms in Section 2.6.

          "CD Gross Profit" and "DB Gross Profit" have the meanings ascribed by such terms in Section 2.6.

          "Closing" has the meaning ascribed to such term in Section 2.9.

          "Closing Balance Sheet" means a balance sheet reflecting the book value of the Purchased Assets and the Assumed Liabilities as of the Closing Date prepared in accordance with GAAP consistent with the Seller's historical financial statements and the computation of Estimated Net Assets, and as further defined in Section 2.4.

          "Closing Date" has the meaning ascribed to such term in Section 2.9.

          "Closing Net Assets" has the meaning ascribed to such term in Section 2.4.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Continued Employees" has the meaning ascribed to such term in Section 5.9.

          "Contracts" has the meaning ascribed to such term in Section 3.21.

          "CPA Firm" means Arthur Andersen LLP or such other accounting firm as is regularly employed by Vestcom from time to time.

          "Damages" has the meaning ascribed to such term in Section 8.2.

          "Director" has the meaning ascribed to such term in Section 2.7.

          "Earn-Out  Payment"  has the meaning  ascribed to such term in Section
2.6.

          "Employees" has the meaning ascribed to such term in Section 5.6(a).

          "Employment Agreement" means the forms of employment agreement attached hereto as Exhibit F, to be dated the Closing Date, and entered into between the Purchaser and each of Douglas H. Brooking, Jr., Paul D. Brooking and Timothy Rosheim, respectively.

          "Employee  Benefit  Plan"  has the  meaning  ascribed  to such term in
Section 3.18.

          "Encumbrances" has the meaning ascribed to such term in Section 3.3.

          "Environmental Laws" means any federal, state and local law, statute, ordinance, rule, regulation, license, permit, authorization, approval, consent, court order, judgment, decree, injunction, code, requirement or agreement with any Governmental Authority, (x) relating to pollution (or the cleanup thereof or the filing of information with respect thereto), human health or the protection of air, surface water, ground water, drinking water supply, land (including land surface or subsurface), plant and animal life or any other natural resource, or
(y) concerning exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production or disposal of Regulated Substances, in each case as amended and as now or hereafter in effect. The term Environmental Law, includes, without limitation,
(i) the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act (including the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984), the Toxic Substances Control Act, the Insecticide, Fungicide and Rodenticide Act and the Occupational Safety and Health Act of 1970, the New Jersey Spill Compensation and Control Act and the New Jersey Industrial Site Recovery Act ("ISRA") each as amended and as now or hereafter in effect, and (ii) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to or threatened as a result of the presence of, exposure to, or ingestion of, any Regulated Substance.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "ERISA  Affiliate"  has the  meaning  ascribed to such term in Section
3.18.

          "ERISA Plan" has the meaning ascribed to such term in Section 3.18.

          "Escrow Agent" means Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. or any successor thereto acting as escrow agent under the Escrow Agreement.

          "Escrow Agreement" means the Escrow Agreement, among the Seller, the Purchaser and the Escrow Agent, in the form attached hereto as Exhibit G.

          "Estimated Net Assets" means $3,840,308, which is the book value of the Purchased Assets less the Assumed Liabilities as of September 27, 1997 computed in accordance with GAAP.

          "Excluded Liabilities" means any and all of the following liabilities or obligations of the Seller or its Affiliates:

          (a)  all  amounts  due  to  banks  or  other  financial   institutions
(approximately $4,000,000 as of the Closing Date) other than leases of equipment listed on Schedule 3.21;

          (b) all liabilities arising from or related in any way to the Southaven Assets, the Southaven Business or the Southaven Plant (Schedule 1.1(v) sets forth the methodology for division of liabilities between Southaven and the Purchaser);

          (c) all liabilities and obligations of any kind existing as of the Closing of a nature properly characterized under GAAP as an inter-company liability or otherwise owed or owing by the Business to the Seller, any Affiliate of the Seller or any of the Principals or Minority Shareholders, other than those properly accrued for on the Closing Balance Sheet.

          (d) all liabilities and obligations relating to current or former employees, agents, consultants or other independent contractors, whether or not such Persons are employed by the Purchaser after the Closing, relating to services performed, benefit accruals or claims accrued or incurred (x) prior to the Closing or (y) with respect to Employee Benefit Plans, at any time on or after the Closing Date, including but not limited to, obligations under any employment agreement or arrangement, compensation, stock options, incentives, deferred compensation, accrued payroll, accrued vacation pay, sick leave, severance, worker's compensation, unemployment compensation, employee welfare or retirement benefits (including any liability or obligation of the Seller under any welfare plan or policy for continuing health coverage); except for and excluding liabilities relating to employees, agents, consultants or other independent contractors, of Seller who are hired by the Purchaser as of the Closing Date and then only to the extent that such liabilities (A) have been properly accrued for on the Closing Balance Sheet and (B) do not relate to Employee Benefit Plans which are not being assumed or continued by the Purchaser;

          (e) all liabilities under the Worker Adjustment and Retraining Notification Act and obligations or agreements to rehire or give preferential treatment to laid-off or terminated employees, except for and excluding any liability arising on account of any action taken by the Purchaser subsequent to the Closing Date;

          (f) all liabilities and obligations, whether absolute, accrued, contingent or otherwise, for federal, state, county, local, foreign or other income taxes (including interest and penalties);

          (g) all liabilities and obligations, whether absolute, accrued, contingent or otherwise for federal, state, county, local, foreign or other sales, use, real estate, property, excise, employee payroll or other taxes or assessments other than income taxes (including interest and penalties) of any kind whatsoever relating to the Business for periods up to and including the Closing Date except to the extent accrued for on the Closing Balance Sheet;

          (h) any income, sales, use or similar taxes resulting from the transactions contemplated by this Agreement;

          (i) any and all damages, losses, liabilities, actions, claims, costs and expenses (including, without limitation, closure costs, fines, penalties, expenses of investigation and remediation and ongoing monitoring and reasonable attorneys' fees) directly or indirectly based upon, arising out of, resulting from or relating to (i) any violation of any Environmental Law by the Seller or any Person or entity acting on behalf of the Seller or the Person from or through which the Seller acquired title on or prior to the Closing Date (including, without limitation, any failure to obtain or comply with any permit, license or other operating authorization under provisions of any Environmental
Law), (ii) any and all liabilities under any Environmental Law arising out of or otherwise in respect of any act, omission, event, condition or circumstance occurring or existing in connection with the Business or the Purchased Assets on or prior to the Closing (including, without limitation, liabilities relating to (X) removal, remediation, containment, cleanup or abatement of the presence of any Regulated Substance, whether on-site or off-site and (Y) any claim by any third party, including without limitation, tort suits for personal or bodily injury, property damage or injunctive relief);

          (j) all liabilities and obligations arising out of any lawsuit, action, proceeding, inquiry, claim, order or investigation by or before any Governmental Authority related to the Business arising out of events, transactions, facts, acts or omissions which occurred prior to or on the Closing Date, including, without limitation, personal injury or property damage, product liability or strict liability;

          (k) any liabilities or obligations owed to attorneys, accountants or other professional advisors to the Seller or the Principals, except for such liabilities or obligations which are properly accrued for on the Closing Balance Sheet and are unrelated to the transaction contemplated by this Agreement;

          (l) any and all liabilities or obligations of the Seller or any of its Affiliates of any kind or nature, which are unknown or contingent (to the extent not included in the Closing Balance Sheet) which arise out of events, transactions, facts, acts or omissions which occurred on, prior to or after the Closing Date or any and all liabilities which did not arise in the ordinary course of the Business or are not related to the Business or the Purchased Assets;

          (m) any and all liabilities or obligations of the Seller arising out of the change in control letter agreements between each of Paul Brooking, Kathleen House, Timothy Rosheim and Creative Data, respectively, all dated January 20, 1995, including but not limited to the termination payments detailed in such letter agreements;

          (n) any and all liabilities owed to various third parties on account of the acquisition of the assets of Business Mail Express, Inc. in January 1997, except to the extent accrued on the Closing Balance Sheet; and

          (o) any and all liabilities or obligations of the Seller or any of its Affiliates of any kind or nature, whether known or unknown, absolute, accrued, contingent or otherwise, arising out of events, transactions, facts, acts or omissions which occur subsequent to the Closing and which are not related to the Business or the Purchased Assets.

          "Financial  Statements"  has the  meaning  ascribed  to  such  term in
Section 3.9.

          "GAAP" means generally accepted accounting principles, as in effect in the United States on the date of this Agreement.

          "Governmental Authority" means any national, federal, state, provincial, county, municipal or local government, foreign or domestic, or the government of any political subdivision of any of the foregoing, or any entity, authority, agency, ministry or other similar body exercising executive, legislative, judicial, regulatory or administrative authority or functions of or pertaining to government, including any court and any authority or other quasi-governmental entity established to perform any of such functions.

          "Indemnified Party" has the meaning ascribed to such term in Section 8.2.

          "Indemnifying Party" has the meaning ascribed to such term in Section 8.2.

          "Knowledge" means, with respect to an individual, the actual present knowledge of such individual. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who serves as a director, officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or matter.

          "Leases" means leases of Real Property.

          "Material Adverse Change" means a material adverse change in the Business, financial condition, or results of operations of the Seller taken as a whole.

          "Material Adverse Effect" means, with respect to any event or occurrence of whatever nature), a material adverse effect in the Business, financial condition or results of operation of the Seller taken as a whole.

          "Minority Shareholders" has the meaning given in the preamble of this Agreement.

          "Permitted Encumbrances" means (a) liens for taxes and assessments not yet due and payable or for taxes the validity of which are being contested in good faith (and are fully reserved for); (b) mechanic's, materialmen's and similar Encumbrances that have arisen in the ordinary course of business; and
(c) those liens  relating to capital or operating  leases  disclosed on Schedule
3.6.

          "Person" means an individual, partnership, corporation, joint stock company, limited liability company, unincorporated organization or association, trust or joint venture, or a governmental agency or political subdivision thereof.

          "Pre-Closing Date" means January 19, 1998.

          "Proprietary Rights" means trademarks, service marks, trademark and service mark registrations and applications, patents and patent applications, copyrights, copyright applications, trade names, corporate names, technology, computer software and firmware, data and documentation (including electronic media), trade secrets, processes, and other intellectual property and proprietary information or other assets or rights related to or used in the conduct of the Business; and permits, licenses, distributorships or other agreements to or from third parties regarding the foregoing and used in the Business.

          "Purchased Assets" means all of the right, title and interest in and to all assets used in the conduct of the Business, of every kind and description, wherever located, owned as of the Closing Date, whether tangible or intangible (including, without limitation, goodwill), real, personal or mixed, excluding the Retained Assets. The Purchased Assets include, without limitation, the following:

          (a)  all  of  the  Seller's  petty  cash,   certificates  of  deposit,
commercial paper, letters of credit, stock (excluding the stock in DB), bonds and other investment securities;

          (b) the list of customers annexed hereto as Schedule 1.1(i) (the "Customer

List"), which Seller and the Principals represent and warrant sets forth all customers with whom the Seller (a) currently does business, (b) has done business with since January 1, 1995 or (c) is currently soliciting for business; and which list includes names, addresses, contact persons, and telephone numbers (but which excludes entities which were only customers of the Southaven Business);

          (c) all rights of the Seller to conduct the Business with such current, former or future customers on the Customer List, all rights under any executory contract, agreement or purchase order form, or contract with, any customer on the Customer List or supplier, related to the Business to which the Seller or any of its Affiliates is a party that is designated on Schedule 3.21 including an assignment of any contracts listed on Schedule 3.21 between a customer on the Customer List or supplier, and the Seller;

          (d) all computer equipment and other equipment used in the Business (including without limitation any leasehold interest in equipment) which Seller has identified on Schedule 1.1(ii), if any (or assignment of any computer leases or other equipment leases); and

          (e) all Proprietary Rights including but not limited to a license or assignment of license for all computer software used by Seller in the Business;

          (f) all restrictive covenants and obligations of present and former employees, agents, representatives, independent contractors and others with respect to the Business (to the extent assignable);

          (g) all machinery and equipment (including spare parts) and business machines, automobiles, trucks, trailers, fork-lift trucks, and other vehicles, furniture, fixtures, supplies, capital improvements in process, tools and all other tangible personal property employed in the conduct of the Business, including those assets listed on Schedule 1.1(ii);

          (h) all raw material inventories, paper, warehouse stock, parts, inventories, material, supplies, work-in-progress and finished products, including without limitation, packaging and shipping materials used in the Business (the "Inventory");

          (i) all easements, rights of way, servitudes, leases, permits, licenses or options used or held by the Business (to the extent assignable);

          (j) all accounts and notes receivable and all reserves related thereto, deposits, advances and manufacturer and supplier rebates related to the Business (the "Accounts Receivable");

          (k) all prepaid rentals, deposits, advances and other prepaid expenses pertaining to the Business;

          (l) all right, title and interest of the Seller in mortgages, indentures, promissory notes, evidences of indebtedness, other debt, deeds of trust, loan or credit agreements or similar agreements or instruments evidencing indebtedness of customers, other than accounts receivable;

          (m) all rights and claims of the Seller, whether mature, contingent or otherwise, against third parties, whether in tort, contract or otherwise, including without limitation, causes of action, unliquidated rights and claims under or pursuant to all warranties, representations and guarantees made by manufacturers, suppliers or vendors, claims for refunds, rights of off-set and credits of all kinds and all other general intangibles (excluding claims in respect of the Retained Assets or Retained Liabilities);

          (n)  all  authorizations,   consents,  approvals,   licenses,  orders,
permits,   exemptions  of,  filings  or  registrations  with,  any  Governmental
Authority related to the Business (to the extent assignable);

          (o) Seller's telephone and facsimile numbers and E-mail addresses and domain names used in the Business;

          (p) all Seller's rights in the real property and real estate ("Real Property") leased by the Seller with respect to the Business and all buildings and improvements thereto listed on Schedule 1.1(iii);

          (q) all rights under any executory contract related to the Business to which the Seller or any of its Affiliates is a party, including without limitation, any license agreement, joint venture, marketing agreement, security agreement, indemnity agreement, subordination agreement, mortgage, equipment lease or other lease or sublease (whether or not capitalized), conditional sale or title retention agreement and any purchase order from, or contract with, any customer or supplier, including the Contracts listed on Schedule 3.21;

          (r) all rights of Seller in and to the trade name/trade style Business Mail Express; and

          (s) all other assets (other than Retained Assets) used in the conduct of the Business, whether or not reflected on the books and records of the Seller, including without limitation, the Business as a going concern, its goodwill and franchises, all credit balances of or inuring to the Seller under any state unemployment compensation plan or fund, its employment contracts, all books, records, files and papers relating to, or necessary to the conduct of, the Business, including without limitation, drawings, engineering, manufacturing and assembly information, operating and training manuals, computer programs, manuals and data, catalogs, quotations, bids, sales and promotional materials, correspondence, trade association memberships (to the extent transferable), research and development records, prototypes and models, lists of present and former customers and suppliers, customer credit information, customers' pricing information, business plans, studies and analyses, whether prepared by the Seller or a third party, relating to the Business, books of account, accounting records and personnel, employment and other records relating to the Business; provided, however, that notwithstanding the sale of such books and records, the Purchaser shall provide the Seller with access to such books and records, at reasonable times and upon reasonable notice, for its legitimate business purposes, such as preparation of tax returns, defense of third party claims, and operation of the Southaven Business.

          "Regulated Substances" means pollutants, contaminants, hazardous or toxic substances, compounds or related materials or chemicals, hazardous materials, hazardous waste, flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products (including, but not limited to, waste petroleum and petroleum products) as regulated under applicable Environmental Laws.

          "Restricted Stock" means the shares to be issued to the Seller as the Stock Portion of the Earn-Out.

          "Retained Assets" means the following:

          (a) Seller's personal seat licenses for St. Louis Rams tickets and any and all rights in and to future ticket purchases and related agreements;

          (b) Seller's condominium in Disney World, Florida;

          (c) the Southaven Assets, the Southaven Business and the Southaven Plant;

          (d) all corporate minute books and stock records of Seller; and

          (e) the assets, if any, listed on Schedule 1.1(iv).

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Shareholders" has the meaning ascribed to such term in the preamble to this Agreement.

          "Southaven Assets" means all assets, including goodwill, used by Creative Data in connection with the Southaven Business and located in Southaven, Mississippi or St. Louis, Missouri, other than and excluding the laser printing finishing equipment, furniture and other assets relating to such operations located in Southaven, Mississippi which are being transferred to Purchaser. Schedule 1.1(vi) lists the principal assets currently located at Seller's Southaven, Mississippi facility, and the division of such assets between Seller and Purchaser.

          "Southaven Business" means Seller's vinyl manufacturing operations and manufacturing of labels (whether produced on vinyl, card stock or other material) conducted chiefly at the Southaven Plant and selling printperfect and other blank vinyl stock.

          "Southaven Plant" means the plant where the Southaven Business is conducted at 8901 First Industrial Drive, Southaven, Mississippi.

          "Stock Portion" has the meaning ascribed to such term in Section 2.4.

          "Survival Period" has the meaning ascribed to such term in Section 8.1

          "Third Party Claim" has the meaning ascribed to such term in Section 8.3.

          "Vestcom Common Stock" means the Common Stock, no par value, of Vestcom.

          Section 1.2. Interpretation. Unless otherwise indicated to the contrary herein by the context or use thereof: (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof; (ii) words importing the masculine gender shall also include the feminine and neutral genders, and vice versa; and (iii) words importing the singular shall also include the plural, and vice versa.


                                   ARTICLE II

          ARTICLE IIPurchase and Sale of Assets; Assumption of Liabilities

          Section 2.1. Purchase and Sale of Assets. Upon the terms and subject to the conditions of this Agreement and on the basis of the representations, warranties and agreements contained herein, at the Closing, the Seller shall sell, assign, transfer, convey and deliver to the Purchaser all of the Seller's right, title and interest in and to the Purchased Assets and the Purchaser shall purchase such Purchased Assets from the Seller.

          Section 2.2. Assumption of Liabilities. In connection with the purchase and sale of the Purchased Assets as set forth herein, and upon the terms and subject to the conditions of this Agreement, at the Closing, Buyer is expressly assuming the Assumed Liabilities.

          Section 2.3. Purchase Price. The aggregate purchase price to be paid by the Purchaser for the Purchased Assets shall be an amount equal to $9,500,000 (the "Base Purchase Price"), plus assumption of the Assumed Liabilities. EXCEPT FOR THE ASSUMPTION OF THE ASSUMED LIABILITIES, THE PURCHASER IS NOT ASSUMING, NOR SHALL IT IN ANY MANNER BECOME LIABLE FOR, ANY OTHER LIABILITIES OR OBLIGATIONS OF ANY KIND OR NATURE WHATSOEVER OF THE SELLER OR ITS AFFILIATES. The Base Purchase Price shall be paid at Closing, by wire transfer to the Seller, subject to Sections 2.4 and 2.5.

          Section 2.4. Settlement of the Purchase Price. (a) As soon as practicable, but in no event more than 30 days after the Closing Date ("30-Day Period"), the Seller and the Purchaser shall agree upon a statement of the book value of the Purchased Assets less the Assumed Liabilities of the Business acquired or assumed (the "Closing Net Assets") as of the Closing Date (the "Closing Balance Sheet"), which Closing Balance Sheet shall be prepared in conformity with GAAP on a basis consistent with Seller's audited historical financial statements and the computation of the Estimated Net Assets. If there is any dispute with respect to the Closing Balance Sheet which cannot be resolved within the 30-Day Period, then the CPA Firm and the Accountants shall attempt to resolve the differences, with each party responsible for the fees of its own accountants.

If the CPA Firm and the Accountants cannot resolve the dispute and agree upon the Closing Net Assets within 30 days of the expiration of the 30-Day Period, then the parties shall endeavor to settle the dispute by mediation under the then current CPR Model Mediation for Business disputes published by the CPR
Institute for Dispute Resolution in New York. The Purchaser and Seller shall equally share any expenses of mediation. If the mediation fails to settle the matter within the periods provided by the CPR Model Mediation rules or if either party refuses to participate in mediation, then either party may commence arbitration pursuant to Section 9.14.

          (b) (i) If the Estimated Net Assets exceed the Closing Net Assets, then the Seller shall pay to the Purchaser an amount equal to such excess. (ii) If the Closing Net Assets exceed the Estimated Net Assets, then the Purchaser shall retain the excess, unless the Seller's Bank indebtedness prior to the payoff and as of the Closing Date exceeds $4,002,485 and the Assumed Liabilities as of the Closing Date are less than the amount of liabilities at September 27, 1997 used in calculating the Estimated Net Assets (the "Estimated Liabilities"). In the latter event, the Purchaser shall pay to the Seller an amount equal to the lesser of: (1) the excess of the Seller's Bank indebtedness as of the Closing Date over $4,002,485, (2) the excess of the Estimated Liabilities over the Assumed Liabilities and (3) the excess of the Closing Net Assets over the Estimated Net Assets.

          (c) Any amount payable pursuant to Section 2.4(b) shall be paid by wire transfer, no more than five business days following the final determination of the Closing Net Assets.

          Section 2.5. Use of Proceeds. On the Closing Date, the Seller hereby directs the Purchaser to wire transfer to (a) Bank of America (the "Bank") so much of the Base Purchase Price as is necessary to satisfy in full all loans by the Bank to the Company, and (b) to any other secured creditors, such amounts, if any, needed to satisfy in full all other Encumbrances upon the Purchased Assets other than Permitted Encumbrances or such Encumbrances included in the Assumed Liabilities; provided, however, that if the Bank so consents, up to $500,000 may remain outstanding with respect to the Seller's loan due to the Bank so long as the Bank releases all Encumbrances on the Purchased Assets and consents to a lien in favor of Vestcom and the Purchaser with respect to the Southaven Assets so that Vestcom and the Purchaser can obtain security for the indemnification obligations of Seller and the Principals hereunder. The security interest and resulting lien in favor of Purchaser and Vestcom shall be subordinate (in priority and right of payment) to any lien now or hereafter granted by the Seller and/or Newco (as defined below) in favor of the Bank and/or any bank or other financial institution (collectively, "Lender") to secure up to $500,000 of indebtedness. To confirm said subordination, Vestcom and the Purchaser hereby agree, upon request of any Lender, to execute and deliver a subordination agreement reasonably acceptable to such Lender and containing a standstill provision related exclusively to the Southaven Assets and such other terms and conditions reasonably required by Lender. The lien granted in favor of Vestcom and the Purchaser hereunder shall be released two
(2) years from the date hereof so long as no indemnification claims in excess of the limitations set forth in Section 8.5(a) are then pending which are not fully covered (i.e., by assets held in escrow with a value of at least 115% of all pending claims thereunder) by amounts then on deposit with Escrow Agent pursuant to the Escrow Agreement. Each of Vestcom and the Purchaser agree to execute and deliver to Seller such documents reasonably requested by Seller to effectuate said release including, without limitation applicable UCC-3 termination statements. The Seller will have sufficient liquid assets, after payment of all secured debt required to be paid above, to be able to satisfy all other liabilities of the Seller (other than the Assumed Liabilities).

          Section 2.6. Earn-Out Payment. (a) Creative Data will be entitled to an earn-out payment if the CD Gross Profit (on a stand alone basis) for the 12 month period beginning on January 1, 1998 and ending December 31, 1998 (the "Earn-Out Period") exceeds $5,162,000 (the "CD Benchmark"). The earn-out payment will be equal to the excess of the CD Gross Profit for the Earn-Out Period over the CD Benchmark, multiplied by 2.5, up to a maximum of $1,250,000. For purposes of the calculation of the earn-out payment, the CD Gross Profit will be based upon the operations of Creative Data (without DB) from January 1, 1998 to the Closing Date and of the Purchaser from the Closing Date to December 31, 1998, utilizing the assets purchased from Creative Data (and not DB) and the liabilities of CD assumed hereunder and the integration plan detailed on Exhibit H hereto (the "CD Gross Profit"), and the parties hereto acknowledge that reference to CD Gross Profit in connection with a determination of the earn-out payment refers to such operations, and not the operations of the Seller after the Closing Date. Both CD Gross Profit and DB Gross Profit will be calculated in accordance with GAAP on a basis consistent with Seller's audited historical financial statements and Seller's 1998 budget, subject to the adjustments and modifications more particularly set forth in Section 2.6(d). The Purchaser and Vestcom shall not, without the Seller's prior written consent which shall not be unreasonably withheld or delayed and except as set forth in the Integration Plan or the other Schedules and Exhibits hereto, sell, merge, consolidate or otherwise transfer all or any portion of the stock of the Purchaser or all or any portion of the Purchased Assets (except in the ordinary course of business), or otherwise engage in any transaction not in the ordinary course of business prior to expiration of the Earn-Out Period.

          Notwithstanding the grant of a security interest to Vestcom and the Purchaser to secure the indemnification obligations, the Seller and the Principals agree that Vestcom and the Purchaser are under absolutely no obligation to foreclose first or to exercise any remedies in any order. It is acknowledged that due to the subordinated nature of the security interests, it is unlikely that Vestcom or the Purchaser would exercise those remedies first. Vestcom and the Purchaser may seek relief under the Escrow Agreement and/or directly against any or all Indemnifying Parties prior to or simultaneously with the exercise of remedies under the Security Agreement.

          (b) DB will be entitled to an earn-out payment if the DB Gross Profit (on a stand-alone basis) for the Earn-Out Period exceeds $1,770,000 (the "DB Benchmark"). The earn-out payment will be equal to the excess of the DB Gross Profit for the Earn-Out Period over the DB Benchmark, multiplied by 2.5, up to a maximum of $1,250,000. For purposes of the calculation of the earn-out payment, DB Gross Profit will be based upon the operations of DB from January 1, 1998 to the Closing Date and of the Purchaser from the Closing Date to December 31, 1998, utilizing the assets purchased from DB (and not Creative Data) and the liabilities of DB assumed hereunder and the integration plan detailed on Exhibit H hereto, and the parties hereto acknowledge that reference to DB Gross Profit in connection with a determination of the earn-out payment refers to such operations, and not the operations of the Seller after the Closing Date.

          (c) The payments due under Section 2.6(a) and (b) above (collectively, the "Earn-Out Payment"), if any, shall be payable 50% in cash and 50% in unregistered shares of Vestcom Common Stock 15 days after the joint calculation contemplated in Section 2.6(d) is completed. The shares of Vestcom Common Stock, if any, issued as part of the Earn-Out Payment (the "Stock Portion") shall be issued based upon the average of the closing price of the Vestcom Common Stock for the last 30 trading days in the Earn-Out Period, as adjusted for stock dividends and stock splits, if any, between the commencement of such 30 day period and the date the Stock Portion is issued by the Parent. No fractional interest in any share of Vestcom's Common Stock shall be distributed as part of the Stock Portion, and the number of shares to be delivered to the Seller shall be rounded to the nearest whole number of shares. The Seller and the Principals acknowledge that the shares in the Stock Portion will be restricted securities under federal and state securities laws, and that they will not sell, dispose of or otherwise transfer such shares for a period of one (1) year, commencing on the earlier of (i) the date 15 days after the joint calculation contemplated by
Section 2.6(d) is completed and agreed upon, or (ii) March 31, 1999.

          (d) The Earn-Out Payment shall be calculated by mutual agreement of the parties within 30 days after the end of the Earn-Out Period ("Calculation Period"), and shall be computed in accordance with GAAP on a basis consistent with Seller's audited financial statements and the 1998 budgets submitted by Seller to the Purchaser. If the parties fail to agree upon the calculation of the Earn-Out Payment within the Calculation Period, then any differences shall be resolved in the same manner as set forth in Section 2.4(a) hereof with respect to the Closing Balance Sheet. Intercompany transactions between the Purchaser and any other subsidiary of Vestcom shall be accounted for consistently with Vestcom's general accounting policies. Any changes in accounting after the Closing Date determined by Vestcom shall be excluded from the calculation of the Earn-Out Payment except for reasonable reserves or allowances deemed appropriate by Vestcom consistent with past practices of the Seller. The following costs and expenses shall be excluded from the calculation of CD Gross Profit and DB Gross Profit: (i) management fees charged and overhead allocations made by Purchaser or Vestcom with respect to the Southaven Plant;
(ii) any excess costs incurred in connection with the relocation of any existing production facility into another production facility consistent with the integration plan in Exhibit H; (iii) any amortization of goodwill created by the acquisition of the Purchased Assets; (iv) any change in depreciation and/or amortization expense for equipment and/or other intangible assets owned by Seller as a result of any write-ups or write-downs in the value of such equipment or other intangible assets by Purchaser on account of the purchase of the same or otherwise; and (v) any other costs or expenses associated with, or incurred in connection with, consummating the transaction contemplated by this Agreement, including, without limitation, the aggregate, one-time, non-recurring costs paid or incurred in connection therewith. In computing the CD Gross Profit, the revenue up to $780,000 from the aggregate management fees charged to DB and the revenue of up to $60,000 from leasing delivery vehicles (both as included in the Creative Data budget and consistent with Seller's past practices) shall be included in the calculations. If another subsidiary of Vestcom utilizes the facilities of the Purchaser during the Earn-Out Period, or if Purchaser utilizes the facilities of Vestcom and/or any of its subsidiaries during the Earn-Out Period, any such services shall be priced or accounted for, respectively, in accordance with the schedule attached hereto as Exhibit K.

          (e) The Seller and the Principals hereby grant Vestcom and the Purchaser a security interest in the entire amount of the Earn-Out Payment. Such Earn-Out Payment will secure repayment of any indemnification obligations of Seller or the Principals hereunder, and will be subject to set-off as more particularly set forth in Section 8.6. Any amount paid or issued as an Earn-Out Payment will be placed in escrow with Vestcom's attorneys pursuant to the form of escrow agreement annexed hereto as Exhibit G, to secure the Seller's and the Principals' indemnification obligations hereunder, and released (with the lien thereon) as provided in the Escrow Agreement.

          (f) Receipt of the Earn-Out Payment by Seller is also subject to the following:

               (i) In the event that the Financial Condition (as defined below) is not satisfied as of December 31, 1998, the first $500,000 of any cash portion of the Earn-Out Payment will be placed in escrow with the Escrow Agent and be subject to forfeiture. If the Financial Condition is satisfied such amount will remain in escrow, but will no longer be subject to forfeiture. If the Financial Condition is not satisfied, it will remain subject to forfeiture as detailed below. In addition, the first $500,000 of the Stock Portion (valued consistently with Section 2.6(c)) shall be placed in escrow and be subject to forfeiture at the end of 1999. Furthermore, in the event that the Financial Condition is not satisfied as of December 31, 1999, such amount placed in escrow, up to $500,000 for any cash portion remaining subject to forfeiture and $500,000 for any Stock Portion, will then be forfeited. Otherwise, any amount placed in escrow and not forfeited pursuant to the terms hereof shall be released to the Seller in accordance with Section 5(b) of the Escrow Agreement provided that no claims in excess of the limitations set forth in Section 8.5(a) are then pending or if said claims are pending, the amount placed in escrow over 115% of the pending claim amounts shall be released and the balance released in accordance with
Section 5(c) of the Escrow Agreement.

               (ii) For purposes of determining the conditions to the receipt of the Earn-Out Payment as set forth in Section 2.6(f)(i) above (which the parties acknowledge is necessary in order to determine the financial viability of the Southaven Plant as a supplier), the following factor (the "Financial Condition") must be satisfied:

               (A) The Southaven Business must have positive Pre-tax income equal to 4% of sales (provided, however, that the foregoing shall be computed based on CEO salary of $130,000 per annum regardless of the actual compensation paid to Douglas Brooking).

If there is any dispute with respect to achievement of the Financial Condition, it shall be resolved by the methodology set forth in Section 2.4(a). The Seller shall provide Vestcom and the Purchaser throughout 1998 and 1999 with quarterly income statements and a computation of pre-tax income as a percentage of sales within 20 days after the end of each fiscal quarter of the Southaven Business and such other financial statements as Vestcom and the Purchaser may reasonably request.

               (iii) If Southaven defaults on its supply agreement with Vestcom's finishing centers, any damages, loss, excess costs or lost profits arising therefrom may be set-off (in the manner set forth in Section 8.7 hereof) by Vestcom or the Purchaser against the Earn-Out Payment.

               (iv) The form of Escrow Agreement is annexed hereto as Exhibit G. Any interest earned on the funds placed in escrow will remain in escrow to secure the indemnification obligations hereunder and thereunder, and will be released in accordance with the terms thereof.

          Section 2.7. Division of Taxation. The Seller shall cooperate with the Purchaser in giving all required information to the Delaware Division of Taxation and the Missouri Division of Taxation, if required pursuant to Delaware law and Missouri law, respectively. The Seller has notified the Director of the Division of Taxation (the "Director") in the State of Delaware and Missouri of the transactions contemplated hereby which notice contained the information required pursuant to Delaware law and Missouri law, respectively. In the event that either Director informs the Purchaser or the Seller that a possible claim for taxes exists that is not reflected on the Closing Balance Sheet, Seller shall indemnify, defend, and hold harmless Purchaser with respect to such taxes and deposit 100% of the amount claimed in excess of the amounts reflected on the Closing Balance Sheet with the Escrow Agent pending resolution of such claims with either or both Directors.

          Section 2.8. Allocation of the Purchase Price. The Purchase Price shall be allocated between Creative Data and DB, as well as among the various class of assets, as set forth in Exhibit A hereto. The Purchaser and the Seller shall use such allocation in filing their respective Internal Revenue Service Form 8594s.

          Section 2.9. Closing. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A., 65 Livingston Avenue, Roseland, New Jersey, at 10:00 A.M. one business day after the Pre-Closing Date. The time and date of the Closing is herein called the "Closing Date". The effective time of the Closing shall be 11:59 p.m. on the Closing Date.

                                   ARTICLE III

          ARTICLE IIIRepresentations and Warranties of the Seller and the Principals

          The Seller and the  Principals  (and the Minority  Shareholders  as to
Section 3.1 only and Paul Brooking and Kathleen Brooking House as to the last sentence of 3.17(c)) jointly and severally represent and warrant to the Purchaser and Vestcom that the statements contained in this Article III are true and correct as of the date of this Agreement, except as set forth in the disclosure schedule delivered by the Seller and the Principals to the Purchaser contemporaneously with the execution and delivery of this Agreement (the "Disclosure Schedule"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered Sections and paragraphs of this Agreement, to the extent practical.

          Section 3.1. Organization and Qualification of the Seller. Each of Creative Data and DB is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and Missouri, respectively, with full power and authority, corporate and other, to own or lease its property and assets and to carry on the Business as presently conducted, and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction listed in Schedule 3.1(a), which constitute all of the jurisdictions in which the Seller is currently conducting the Business. The Business is conducted solely through Creative Data and DB. Creative Data does not own, directly or indirectly, any subsidiaries other than DB. DB does not own, directly or indirectly, any subsidiaries. The Shareholders collectively own all of the issued and outstanding capital stock of Creative Data, each in the amounts reflected on Schedule 3.1(b), and do not own, directly or indirectly, any interest in any other business affiliated with, or related to, the Seller or the Business.

          Section 3.2. Authorization. The Seller has full corporate power and authority to execute and deliver this Agreement and the instruments of transfer and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and such instruments of transfer has been or, at the time of delivery will be, duly authorized, executed and delivered by the Seller and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Seller, enforceable against the Seller in accordance with its terms. Each Principal has the capacity to execute and deliver this Agreement and to perform his or her obligations hereunder. No Principal is under any impairment or other disability, legal, physical, mental or otherwise, that would preclude or limit the ability of such Principal to perform his or her obligations hereunder. This Agreement constitutes a valid and binding obligation of each Principal, enforceable against such Principal in accordance with its terms.

          Section 3.3. Non-contravention. Neither the execution and delivery of this Agreement and the instruments of transfer nor the performance by the Seller or the Principals of their respective obligations hereunder and thereunder will
(i) contravene any provision contained in the Seller's Certificate or Articles of Incorporation (as the case may be) or by-laws, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation (other than by reason of a failure to obtain any required consent prior to Closing with respect to the Contracts and Leases listed on Schedule 3.4(C) or
(D)) or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Seller or any Principal is a party or by which it is bound or to which any of its assets or properties are subject, (iii) result in the creation or imposition of any lien, claim, charge, mortgage, pledge, security interest, equity, restriction or other encumbrance (collectively, "Encumbrances") on any of the Seller's assets or properties, or (iv) result in the acceleration of, or permit any Person to accelerate or declare due and payable prior to its stated maturity, any Assumed Liability.

          Section 3.4. No Consents. (a) No notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority is necessary for the execution, delivery or performance of this Agreement or the instruments of transfer or the consummation of the transactions contemplated hereby or thereby by the Seller.

          (b) No notice to, filing with or authorization, registration, consent or approval of any Person (other than a Governmental Agency) is necessary for the execution, delivery or performance of this Agreement or the instruments of transfer or the consummation of the transactions contemplated hereby or thereby by the Seller except (i) consents with respect to the Contracts and Leases, set forth on Schedule 3.4(A) and (B), all of which have been obtained prior to the date hereof and (ii) consents with respect to the Contracts and Leases set forth on Schedule 3.4(C) and (D), which have not been obtained as of the date hereof but which the Seller and the Principals will continue to use their commercially reasonable efforts to obtain.

          Section 3.5. The Purchased Assets. The Purchased Assets constitute all of the rights, properties, leaseholds and assets (real, personal or mixed, tangible or intangible) which are necessary or desirable for the conduct of the Business in the manner previously conducted by the Seller. No third party (including any Affiliate) owns or has any interest by lease, license or otherwise in any of the Purchased Assets except for the lessors under leases disclosed in the Schedules. The documents of transfer to be executed and delivered by the Seller at the Closing will be sufficient to convey good and marketable title to the Purchased Assets to the Purchaser, free and clear of all Encumbrances (other than Permitted Encumbrances), except for the consents needed for the Contracts and Leases listed on Schedule 3.4(C) and (D).

          Section 3.6 Personal Property. The Seller has good and marketable title to (or valid leasehold or contractual interests in) all personal property comprising the Purchased Assets, free and clear of any Encumbrances (other than Permitted Encumbrances), except as disclosed on Schedule 3.6. All machinery, equipment, furniture, fixtures and other personal property used in the Business is in reasonably good operating condition and fit for operation in the ordinary course of business (subject to normal wear and tear) and to the Knowledge of the Seller or Principals, with no defects that could materially interfere with the conduct of normal operations of such equipment, furniture, fixtures and other personal property and are suitable for the purposes for which they are currently being used.

          Section 3.7. Real PropertySection 3.7. Real Property. (a) The Seller does not own any real property or real estate. The Seller leases the locations, with the monthly rentals and lease expiration dates as are set forth in Schedule 1.1(iii). Seller has delivered true and complete copies of its leases on such premises to the Purchaser. Neither Seller nor, to Seller's Knowledge, any landlord is in default on any such leases, except for defaults arising from failure to obtain consents to the leases listed on Schedule 3.4(D).

          (b) Seller has paid all rents and costs due to the various landlords listed on Schedule 3.7 through the date hereof and has complied in all material respects with all other terms and conditions of each lease through the Closing Date. Seller has obtained all necessary landlord's consents and an estoppel certificate (or transmittal letter that there are no tenant defaults) from each landlord except for leases listed on Schedule 3.4(D). To the Seller's Knowledge, all leased facilities are in compliance with all laws and regulations applicable to such properties and the operations of the Business at such locations.

          Section 3.8. Predecessor Status. Set forth in Schedule 3.8 is a listing of all names of all predecessor companies of the Seller, including the names of any entities from whom within the last five years the Seller previously acquired significant assets. The Seller has not since 1992, when CDS was a subsidiary of Schnucks Markets, Inc., been a subsidiary or division of another corporation or a part of any acquisition which was later rescinded. Set forth on
Schedule 3.8 is a listing of each business name used by the Seller in the last 5 years and its predecessors and by any companies acquired by or merged into it, and each state and county in which any such trade name is registered, if any.

          Section 3.9. Financial Statements. (a) The Seller has previously furnished to the Purchaser (which are attached to Schedule 3.9) (i) a true and complete copy of the Seller's balance sheet as of September 27, 1997 and the related statements of income, cash flows and changes in stockholders' equity for each of the years in the three (3) year period then ended, in draft audit form from the Accountants, with the audited statements to be in identical form except a subsequent event footnote regarding this transaction, (ii) such statements as listed in (i) above as of September 27, 1997 unaudited and prepared excluding the Southaven Assets and the related liabilities and the operations associated with the Southaven Business and (iii) a true and complete copy of the Seller's unaudited balance sheet (excluding the Southaven Assets and the related liabilities) as of December 27, 1997, and the related unaudited statements of income as of and for the three (3) month period then ended (excluding the Southaven Business), certified by the Seller's chief financial officer (collectively, the "Financial Statements"). The Financial Statements have been prepared in conformity with GAAP, applied on a consistent basis (subject, in the case of unaudited financial statements, to normal recurring and other year-end adjustments and preparation of footnotes) and present fairly the financial condition and results of operations of the Seller and the Business as of and for the periods included therein. Schedule 3.9(a) also sets forth internal pricing information and other operational data relating to the relationship between the Southaven Business and the Business which information is true and correct. Within five (5) business days of the Closing Date, the Seller shall provide the Purchaser with the final audited financial statements (identical to the draft except for the subsequent event note which has been approved by Purchaser as accurate) and a consent from the Accountants to include such statements in any required filings with the SEC.

          (b) Schedule 3.9(b) also sets forth certain expenses of the Seller incurred during the 12 months ended September 27, 1997. The Seller and the Principals represent and warrant that such expenses are non-recurring and will not be incurred by the Purchaser in any material respect in operating the Business after the Closing Date. Schedule 3.9(b) also sets forth the following:
(1) Seller's overhead costs which will be eliminated as a result of this transaction; (2) overhead costs transferred to the Southaven Business, and (3) overhead costs which the Seller will contractually purchase from the Purchaser until the Southaven Business establishes its own internal capabilities therefor. The Seller recognizes that the Purchaser will rely on the information in
Schedule 3.9 in making filings with the SEC.

          Section 3.10. Absence of Certain Developments.  Except as set forth in
Schedule 3.10, since September 27, 1997, there has not been any Material Adverse Change, or any development which could reasonably be expected to result in a Material Adverse Change. Since September 27, 1997, except as set forth on Schedule 3.10, the Seller has conducted the Business in the ordinary and usual course consistent with past practices and has not (i) sold, leased, transferred or otherwise disposed of any of the assets of the Business (other than dispositions in the ordinary course of business consistent with past practices), (ii) terminated or amended in any material respect any contract or lease to which the Seller is a party or to which it is bound or to which its properties are subject, (iii) suffered any loss, damage or destruction whether or not covered by insurance, (iv) made any change in the accounting methods or practices it follows, whether for general financial or tax purposes, (v) incurred any liabilities, absolute or contingent (other than in the ordinary course of business) which, individually or in the aggregate, are material, (vi) incurred, created or suffered to exist any Encumbrances on the Purchased Assets other than Permitted Encumbrances and those listed on Schedule 3.6 or created in the ordinary course of business, none of which, individually or in the aggregate, are material or would have a Material Adverse Effect, (vii) increased the compensation payable or to become payable to any of the officers or employees of the Business or increased any bonus, severance, accrued vacation, insurance, pension or other Employee Benefit Plan, payment or arrangement made by the Seller for or with any such officers or employees, other than salary increases to individuals who are not Principals or officers in the ordinary course of business consistent with past practices,
(viii) suffered any labor dispute, strike or other work stoppage, (ix) made or obligated itself to make any capital expenditures in excess of $50,000 individually or in the aggregate, (x) entered into any contract or other agreement requiring the Seller to make payments in excess of $50,000 per annum, individually or in the aggregate, other than in the ordinary course of business consistent with past practices, (xi) acquired any assets or rights with an aggregate value in excess of $50,000, other than in the ordinary course of business and consistent with past practices, (xii) disposed of any Proprietary Right material to the Business, or (xiii) entered into any agreement to do any of the foregoing.

          Section 3.11. Governmental Authorizations; Licenses; Etc. The Seller has operated its businesses in all material respects in compliance with all applicable laws, rules, regulations, codes, ordinances, orders, policies and guidelines of all Governmental Authorities ("Laws"), including but not limited to, those related to: fire, safety, labeling of products, pricing, sales or distribution of products, antitrust, trade regulation, trade practices, sanitation, land use, employment or employment practices, energy and similar laws. To the Seller's Knowledge, the Seller has all permits, licenses, approvals, certificates and other authorizations, and has made all notifications, registrations, certifications and filings with all Governmental Authorities, necessary or advisable for the operation of its businesses as currently conducted by the Seller ("Authorizations"). There is no action, case or proceeding pending or, to the Seller's Knowledge, threatened by any Governmental Authority with respect to (i) any alleged violation by the Seller or its Affiliates of any Law, or (ii) any alleged failure by the Seller or its Affiliates to have any Authorization required in connection with the operation of its businesses. No notice of any violation of such laws has been received by the Seller or any Affiliate of the Seller and neither the Seller nor any such Affiliate has received any notice that the products manufactured or sold by the Business are not in compliance with, or do not meet the standards of, all applicable laws. Schedule 3.11 sets forth a true and complete list of all Authorizations relating to the Business. Such Authorizations are in full force and effect and the Seller has received no notification of the suspension or cancellation of any thereof.

          Section 3.12. Litigation. Except as set forth in Schedule 3.12, there are no lawsuits, actions, proceedings, claims, orders or investigations by or before any Governmental Authority pending or, to the Seller's Knowledge, threatened against the Seller or its Affiliates relating to the Business, the
Purchased Assets or the Assumed Liabilities or seeking to enjoin the transactions contemplated hereby and there are no facts or circumstances known to the Seller that could result in a claim for damages or equitable relief.

          Section 3.13. Undisclosed Liabilities. Except for contingent liabilities reflected in the Financial Statements described in Section 3.9(i) or arising in the ordinary course of Seller's Business subsequent thereto and disclosed in this Agreement, Schedule 3.13 or the other Schedules hereto, there are no liabilities of the Seller of any kind or nature whatsoever, whether known or unknown, absolute, accrued, contingent or otherwise, or whether due or to become due, other than liabilities incurred in the ordinary course of business and consistent with past practices since the date of the Financial Statements described in Section 3.9(i), and except as disclosed in Schedule 3.13 or in the other Disclosure Schedules, there exists no facts or circumstances (other than general economic conditions) that could reasonably be expected to result in any such liability.

          Section 3.14. Taxes. All federal, state, county, local and foreign tax returns and reports of the Seller or any Affiliate of the Seller required to be filed prior to or on the Closing Date which relate to or affect the Business or the Purchased Assets have been duly filed. All federal, state, county, local, foreign and any other taxes (including all income, withholding and employment taxes), assessments (including interest and penalties), fees and other governmental charges with respect to the employees, properties, assets, income or franchises of the Seller or any Affiliate of the Seller relating to or affecting the Business or the Purchased Assets have been paid or duly provided for, or are being contested in good faith by appropriate proceedings as disclosed on Schedule 3.14 and adequate reserves therefor have been established pursuant to GAAP on a basis consisted with Seller's historical financial statements and the Closing Balance Sheet, or have arisen after the date hereof in the ordinary course of business. There are no tax liens on any of the Purchased Assets.

          Section 3.15. Insurance. Schedule 3.15 sets forth a true and correct list of all insurance policies or binders maintained by the Seller on the date hereof relating to the Business or the Purchased Assets showing, as to each policy or binder, the carrier, policy number, coverage limits, expiration dates, annual premiums, deductibles or retention levels and a general description of the type of coverage provided. Copies of such policies have been delivered to the Purchaser or will be delivered to Purchaser upon request. Such policies and binders are, and at all times prior to the Closing will be, in full force and effect. At all times prior to the Closing Date, the Seller has maintained such insurance policies covering the Purchased Assets and all aspects of the Business. The Seller has delivered to the Purchaser an accurate list of all insurance loss runs or worker's compensation claims received for the past five
(5) policy years. No insurance carried by the Seller has ever been canceled by the insurance carrier prior to its original termination date and the Seller has never been denied coverage.

          Section 3.16.  Environmental Matters.  Except as set forth on Schedule
3.16 and to the Seller's or Principals' Knowledge, (i) the Business is being and has been conducted in compliance with all applicable Environmental Laws in appropriate jurisdictions, (ii) the real property owned or operated by the Business (including, without limitation, soil, groundwater or surface water on, under or adjacent to the properties and buildings thereon) (the "Affected Property") do not contain any Regulated Substance other than as permitted under applicable Environmental Laws, (iii) the Business has, and at all times has had, all permits, licenses and other approvals and authorizations required under applicable Environmental Laws for the operation of the Business, (iv) the Seller has not received any notice from any Governmental Authority that the Seller or any of its Affiliates may be a potentially responsible party in connection with any waste disposal site or facility used, directly or indirectly, by or otherwise related to the Business, (v) no reports have been filed, or have been required to be filed, by the Seller concerning the release of any Regulated Substance or the violation of any applicable Environmental Law on or at the properties used in the Business, (vi) no Regulated Substance has been disposed of, transferred, released or transported from the Affected Property, other than as permitted under applicable Environmental Law or pursuant to appropriate regulations, permits or authorizations, (vii) there have been no environmental investigations, studies, audits, tests, reviews, or other analyses conducted by or which are in the possession of the Seller or any Affiliate of the Seller relating to the Business, true and complete copies of which have not been delivered to the Purchaser prior to the date hereof, (viii) there are no underground storage tanks on, in or under any Affected Property and no underground storage tanks have been closed or removed from any Affected Property, (ix) the Seller has not presently incurred, and the Affected Property is not presently subject to, any liabilities (fixed or contingent) relating to any suit, settlement, judgment or claim asserted or arising under any applicable Environmental Law, (x) all documents filed by or on behalf of the Seller or any Affiliate of the Seller with any Governmental Authority pursuant to any applicable Environmental Law in connection with the sale of the Business or the Purchased Assets were true, correct and complete and did not omit to state any fact required to be stated therein or necessary to make the statements therein not misleading, (xi) all applicable Environmental Laws in existence at the time the Affected Property was acquired were complied with, and (xii) there are no civil, criminal or administrative actions, suits, demands, claims, hearings, investigations or other proceedings pending or threatened against the Business or the Seller or any Affiliate of the Seller with respect to the Business or the Purchased Assets relating to any violations, or alleged violations, of any applicable Environmental Law, and neither the Business nor the Seller or any Affiliate of the Seller have received any notices, demand letters or requests for information, arising out of, in connection with, or resulting from, a violation, or alleged violation, of any applicable Environmental Law, and neither the Business nor the Seller or any Affiliate of the Seller have been notified by any Governmental Authority or any other Person that the Business or the Purchased Assets have, or may have, any liability pursuant to any applicable Environmental Law. The sale of the Business to the Purchaser, and the other transactions contemplated hereby, do not require any filing or registration with, notice to, or approval or consent by any Governmental Authority under any applicable Environmental Law, except as disclosed in Schedule 3.4.

          Section 3.17. Employment Matters. (a) Schedule 3.17 contains a true and complete list as of December 31, 1997 of the employees currently employed by the Seller in the conduct of the Business (the "Employees"), indicating the title of and a description of any agreement concerning such employees and a listing of the rate and nature of all current compensation payable by the Seller to each employee.

          (b) Except as set forth on Schedule 3.17, (i) the Seller has not entered into any collective bargaining agreements with respect to the Employees,
(ii) there are no written personnel policies applicable to the Employees generally, other than employee manuals, true and complete copies of which have previously been provided to the Purchaser, (iii) there is no labor strike, dispute, slowdown or work stoppage or lockout pending or, to the Seller's Knowledge, threatened against or affecting the Business and during the past three years there has been no such action, (iv) to the Seller's Knowledge, no union organization campaign is in progress with respect to any of the Employees, and no question concerning representation exists respecting such Employees, (v) there is no unfair labor practice, charge or complaint pending or, to the Seller's Knowledge, threatened against the Seller arising out of the conduct of the Business and no such charge or complaint has been filed by an employee or any union with the National Labor Relations Board or any comparable State or local agency during the past three years, and (vi) the Seller has not entered into any agreement, arrangement or understanding restricting its ability to terminate the employment of any or all of its Employees at any time, for any lawful or no reason, without penalty or liability. The Seller is not bound by or subject to (and none of its assets or properties are bound by or subject to) any arrangement with any labor union.

          (c) Except for any claim which may arise under the existing employment agreements with Tim Rosheim, Paul D. Brooking and Kathleen House, which are to be paid by the Seller and are not Assumed Liabilities nor reflected in computing Estimated Net Assets, there are no claims for severance pay or accrued vacation or sick pay, or any like accrued liabilities, including, but not limited to like claims or liabilities arising from the consummation of this transaction, except as reflected on the Financial Statements. Any and all change of control or similar severance agreements contained in any agreement to which the Seller is a party have been triggered by this transaction, and Seller has paid or shall pay all such obligations which are not Assumed Liabilities nor were they accrued for purposes of computing the Estimated Net Assets.

          (d) The Principals have read Vestcom's employment policy manual and Standards of Business Conduct. To the Principals' Knowledge, no employment or business policies or practices of the Seller violates Vestcom's practices or policies, or is inconsistent in any material way with the employment policy manual or Standards of Business Conduct, except that Seller historically has permitted alcohol to be served at company events.

          Section 3.18. Employee Benefit Plans. Schedule 3.18 lists all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, all employment or severance contracts, health and medical insurance plans, life insurance and disability insurance plans, other material employee benefit plans, contracts or arrangements which cover employees or former employees of the Business including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of ERISA (the "Employee Benefit Plans"). Seller is not a party to any multiemployer plan. The Employee Benefit Plans which are described in Section 3(3) of ERISA (the "ERISA Plans") are in compliance with all provisions of ERISA and, if intended to be tax qualified, Sections 401(a) and 501(a) of the Code except to the extent that the failure to so comply would not have a Material Adverse Effect. All ERISA Plans which are intended to qualify under Section 401(a) of the Code have been submitted to and approved under Section 401(a) of the Code by the Internal Revenue Service or, alternatively, the applicable remedial amendment period with respect to any such ERISA Plan will not have ended prior to the Closing Date. The Seller does not sponsor or maintain any plan under Subtitle IV of ERISA and has not sponsored, maintained or participated in any such plan except for a multi-employer plan, from which the Seller has completely withdrawn and under which the Seller has no existing or future liability. All contributions required to be made under the terms of any Employee Benefit Plan have been timely made or duly provided for.

          Section 3.19. Proprietary Rights. (a) All of the Seller's Proprietary Rights are listed in Schedule 3.19. Except as disclosed therein, the Seller owns and possesses all right, title and interest in, and upon consummation of the transactions contemplated hereby, the Purchaser will own all right, title and interest in, the Proprietary Rights. The Seller has taken all commercially reasonable action to protect the Proprietary Rights and the transactions contemplated by this Agreement will not have a Material Adverse Effect on the Seller's right, title and interest in the Proprietary Rights. True and complete copies of the written instruments which evidence such Proprietary Rights have been delivered to Purchaser.

          (b) No claim by any third party contesting the validity, enforceability, use or ownership of any Proprietary Right has been made, is currently pending or, to the Seller's Knowledge, is threatened. The Seller has not received any notice of, nor is it aware of any fact which indicates a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any of the Proprietary Rights. The Seller has not infringed, misappropriated or otherwise conflicted with any rights of any third parties, nor is it aware of any infringement, misappropriation or conflict which will occur as a result of the continued operation of the Business as now conducted.

          (c) The Seller has no Knowledge of its having any material "Year 2000" problems except with respect to software licensed from IBM and Group 1, which IBM and Group 1 have indicated will be timely cured.

          Section 3.20. Accounts Receivable. Schedule 3.20 sets forth a true and complete listing of all Accounts Receivable and an aging schedule reflecting the aggregate amount of all Accounts Receivable outstanding as of September 27, 1997 (which will be updated at the Closing) (i) 30 days or less, (ii) more than 30 days but less than or equal to 60 days, (iii) more than 60 days but less than or equal to 90 days, and (iv) more than 90 days. All of the Accounts Receivable have arisen in the ordinary and regular course of business, represent bona fide transactions with third parties and, to the Seller's Knowledge, are not subject to any counterclaims or offsets (except for those for which adequate reserves have been established in accordance with GAAP applied consistently with the Seller's historical financial statements and the Closing Balance Sheet ) and have been billed.

          Section 3.21. Contracts. (a) Schedule 3.21 describes all contracts (except for usual and ordinary purchase orders executed in the normal course of Business), agreements, leases, commitments, instruments, plans, permits or licenses, whether written or oral, with respect to the Business to which the Seller is a party or is otherwise bound, of the type described below (the "Contracts"):

                  (i) all agreements or commitments for the sale by the Business of products or services, or the purchase by the Business of raw materials, products or services, other than those that are for amounts not to exceed $50,000;

                  (ii) all agreements or commitments for the purchase by the Business of machinery, equipment or other personal property other than those that are for amounts not to exceed $50,000;

                  (iii) all capitalized leases, pledges, conditional sale or title retention agreements;

                  (iv) all employment agreements and commitments and consulting or severance agreements or arrangements and all covenant against competition or confidentiality agreements by any present or former employees;

                  (v) all agreements relating to the consignment or lease of personal property (whether the Seller is lessee, sublessee, lessor or sublessor), other than such agreements that provide for annual payments of less than $50,000;

                  (vi) all license, royalty or other agreements relating to the Proprietary Rights;

                  (vii) all agreements prohibiting the Seller from freely engaging in the Business in any geographic area;

                  (viii) all agreements to provide rebates to customers of the Business, to the extent not reflected as a liability on the Financial Statements;

                  (ix) all indemnification agreements, other agreements or arrangements where the Seller has agreed to indemnify, hold harmless or defend any person or entity;

                   (x)   all  warranty  agreements  or  guaranteed   service  or
         performance agreements or arrangements;

                  (xi) any agreement other than those covered by clauses (i) through (x) above relating to the Business and involving payment or receipt of more than $100,000 in the aggregate and all agreements which otherwise materially affect the Business.

         (b) Except as disclosed in Schedule 3.4(C) and (D), all of the Contracts which are intended to be assigned to the Purchaser hereunder are fully assignable to the Purchaser by the

Seller without the consent of any third party. Seller will use its commercially reasonable efforts to obtain the consents of third parties required for the assignment of such Contracts to the Purchaser prior to or on the Closing Date. To the Seller's Knowledge, none of the other parties to any such Contracts intends to terminate or materially alter the provisions of such Contracts either as a result of transactions contemplated hereby or otherwise.

         (c) The Seller is not in, nor has the Seller given or received notice of, any default or claimed, purported or alleged default, or facts that, with notice or lapse of time, or both, would constitute a default (or give rise to a termination right) on the part of any party in the performance of any obligation to be performed under any of the Contracts.

         (d) The Seller has no outstanding bids, sale proposals, contracts or unfilled orders quoting prices which reflect discounts other than commercially reasonable discounts given in the ordinary course of business.

         (e) True and complete copies of all written Contracts, including any amendments thereto, have been delivered to the Purchaser and such documents constitute the legal, valid and binding obligation of the Seller and, to the Seller's Knowledge, each other party purportedly obligated thereunder.

          Section 3.22 Customers and Suppliers. Schedule 3.22 sets forth a list of (a) the twenty-five (25) largest customers of the Seller in terms of gross sales during the fiscal year ended September, 30, 1997 (b) all material outstanding proposals to customers for future work and lists of targeted potential customers and (c) the fifteen (15) largest suppliers of the Seller in terms of purchases during the fiscal year ended September 30, 1997. (i) No customer has notified or otherwise indicated to the Seller that it will stop, or decrease the rate of, its purchases of materials, products or services from the Seller, and no customer has, during fiscal 1997, ceased or materially decreased its purchases of any such materials, products or services from the Seller; and
(ii) no supplier of the Business has notified or otherwise indicated to the Seller that it will stop, or decrease the rate of, or, other than publicly announced generally applicable price increases, materially increase the cost of, its supply of materials, products or services used by the Business, and no supplier has, during fiscal 1997, ceased, materially decreased the rate of or materially raised the cost of, any such materials, products or services. The
Seller is not a party to any contract or commitment to purchase products from any supplier, other than contracts or commitments that are terminable by Seller in its sole discretion, without cost or penalty, on or prior to March 31, 1998 (except the Supply Agreement being entered into this date with the Purchaser.)

          Section 3.23. Key Individuals.  The individuals identified on Schedule
3.23 are the sole officers, directors and shareholders of the Seller.

          Section 3.24. Ability to Conduct Business. The consummation of the transactions contemplated hereby will enable the Purchaser to conduct the Business substantially as it is currently being conducted. The consummation of the transactions contemplated hereby will also leave the Seller solvent, able to pay its debts as they come due and with sufficient capital to operate the Southaven Business with the Retained Assets.

          Section 3.25. Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Seller in connection with this Agreement or any of the transactions contemplated hereby.

          Section 3.26. Absence of Questionable Payments. Neither the Seller nor any Affiliate, director, officer, employee, agent, representative or other Person acting on behalf of the Seller has: (i) used any corporate or other funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activities to government officials or others, or (ii) accepted or received any unlawful contributions, payments, gifts or expenditures.

          Section 3.26. Transactions with Directors, Officers and Affiliates. Except as listed on Schedule 3.27 annexed hereto, there have been no transactions since January 1, 1996 between the Seller and any of its directors, officers, stockholders or affiliates or any of their Family Members (as defined below) except for payments of dividends to shareholders as disclosed in the Financial Statements. Each transaction set forth on Schedule 3.27 has been on reasonable commercial terms which could have been obtained at the time from bona fide third parties. To Seller's Knowledge, since January 1, 1996, none of the officers or directors of the Seller or any spouse or Family Member (as defined below) of any of such persons, has been a director, officer or consultant of, or owns directly or indirectly any interest in, any firm, corporation, association or business enterprise which during such period has been a significant supplier, customer or sales agent of the Seller or has competed with or been engaged in any business of the kind being conducted by the Seller except as disclosed on
Schedule 3.27 annexed hereto. Except as disclosed on Schedule 3.27, no Family Member (which includes all relatives and their spouses in a relationship of first cousins or closer) of any stockholder, officer or director of the Seller is currently an employee or consultant receiving payments from the Seller or otherwise on the payroll of the Seller or has any material claim whatsoever against or owes any amount to the Seller.

          Section 3.27. Full Disclosure. No representation or warranty made by the Seller or the Principals in this Agreement, any Schedule, any Exhibit or any certificate delivered, or to be delivered, by or on behalf of the Seller pursuant hereto contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. There is no fact or circumstance that the Seller has not disclosed to the Purchaser in writing that the Seller presently believes has resulted, or could reasonably be expected to result, in a Material Adverse Change or could reasonably be expected to have a Material Adverse Effect on the ability of the Seller to perform its obligations under this Agreement or the instruments of transfer.

                                   ARTICLE IV

          ARTICLE IVRepresentations and Warranties of the Purchaser and Vestcom

          The Purchaser and Vestcom jointly and severally represent and warrant to the Seller as follows:

          Section 4.1. Organization. Each of Purchaser and Vestcom is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and New Jersey, respectively, with full corporate power and authority, to own or lease its property and assets and to carry on its business as presently conducted.

          Section 4.2. Authorization. The Purchaser and Vestcom each has full corporate power and authority to execute and deliver this Agreement all other documents contemplated hereby and to perform its obligations hereunder and thereunder, all of which have been duly authorized by all requisite corporate action. Each of this Agreement and other documents contemplated hereby has been or, at the time of delivery will be, duly authorized, executed and delivered by the Purchaser and Vestcom and constitutes or, at the time of delivery will constitute, a valid and binding agreement of the Purchaser and Vestcom, enforceable against the Purchaser and Vestcom in accordance with its terms.

          Section 4.3. Non-contravention. Neither the execution and delivery of this Agreement and the documents contemplated hereby nor the performance of the Purchaser or Vestcom of their obligations hereunder or thereunder (i) contravene any provision contained in the Purchaser's and Vestcom's Certificate of Incorporation or by-laws, (ii) violate or result in a breach (with or without the lapse of time, the giving of notice or both) of or constitute a default under (A) any contract, agreement, commitment, indenture, mortgage, lease, pledge, note, license, permit or other instrument or obligation or (B) any judgment, order, decree, law, rule or regulation or other restriction of any Governmental Authority, in each case to which the Purchaser and Vestcom is a party or by which it is bound or to which any of its assets or properties are subject, other than a breach or default that would not have a Material Adverse Effect or (iii) result in the creation or imposition of any Encumbrances on any of the Purchaser's and Vestcom's assets or properties.

          Section 4.4. No Consents. Except for consents required in connection with the Purchaser's assumption of the Assumed Liabilities which Seller is required to obtain, no notice to, filing with, or authorization, registration, consent or approval of any Governmental Authority or other Person is necessary for the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby by the Purchaser or Vestcom, other than those which have been previously obtained.

          Section 4.5. Brokers. No person is or will be entitled to a broker's, finder's, investment banker's, financial adviser's or similar fee from the Purchaser in connection with this Agreement or any of the transactions contemplated hereby.

          Section 4.6. SEC Documents. Vestcom is a corporation subject to the reporting requirements of the Securities Exchange Act of 1934. Vestcom has filed all required reports, schedules, forms, statements, and other documents with the SEC since July 30, 1997 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Securities Exchange of 1934, as amended (the

"Exchange Act"), as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Vestcom included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, as permitted by SEC Form 10-Q) applied on a consistent basis during the period involved (except as may be indicated in the notes thereto) and fairly present the financial position of Vestcom and its subsidiaries as of the date thereof and their statements of operations, changes in shareholders' equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the SEC Documents, to Vestcom's Knowledge, neither Vestcom nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of Vestcom and its subsidiaries or in the notes thereto, other than liabilities and obligations incurred in the ordinary course of business consistent with past practice and experience since September 30, 1997.

                                    ARTICLE V

                        ARTICLE VCovenants and Agreements

          Section 5.1. Transfer and Property Taxes. (a) The Seller shall pay any transfer, sales, purchase, use or similar tax under the laws of any Governmental Authority arising out of or resulting from the purchase of the Purchased Assets and the assumption of the Assumed Liabilities. The Seller shall prepare and file the required tax returns and other required documents with respect to the taxes and fees required to be paid by it pursuant to the preceding sentence and shall promptly provide the Purchaser with evidence of the payment of such taxes and fees.

          (b) The Seller shall (i) prepare and file all tax returns reporting the income attributable to the Purchased Assets or the operation of the Business for all periods ending prior to or on the Closing Date, (ii) prepare and file all income tax returns reporting the income of the Seller arising on the Closing Date from the sale to the Purchaser of the Purchased Assets and the assumption by the Purchaser of the Assumed Liabilities in accordance with Section 2.2,
(iii) be responsible for the conduct of all tax examinations relating to the tax returns referred to in (i) and (ii) above, and (iv) pay all taxes attributable to the Purchased Assets or the operation of the Business due with respect to the tax returns referred to in (i) and (ii) above. The Purchaser shall prepare and file all tax returns reporting the income attributable to the ownership of the Purchased Assets and the operation of the Business for all periods beginning after the Closing and shall be liable for and pay all taxes due in respect of such tax returns.

          Section 5.2. Change of Name. Promptly after the Closing, Creative Data shall change its name (and DB shall cancel its fictitious name registration of Business Mail Express) to new names bearing no resemblance to their present names and not containing the words Creative Data

Services or Business Mail Express or any combination or variation thereof or name similar thereto. After the Closing, the Seller shall not use any such names or any name similar thereto or which is reasonably believed by the Purchaser to be confused with any such names or any other names used in the Business, except that it is understood that Seller will have 30 days after Closing to remove this name from its stationery, invoices and other like documents used at the Southaven Plant. The Seller will also remove this name from the Southaven Plant (or to place its new name on the Southaven Plant in addition to the Creative Data name) in accordance with a schedule to be negotiated in good faith with the Purchaser post-closing and consistent with the Purchaser's use of such facility as a finishing center on a temporary basis. At the Closing, Creative Data shall deliver to the Purchaser duly adopted and executed copies of a Certificate of Amendment to its Certificate of Incorporation effectuating such name change, in form and substance reasonably satisfactory to the Purchaser, the originals of which will be promptly filed by Seller with the Secretary of State of Delaware, at the Seller's sole cost and expense. From and after the Closing, the Seller consents to the use by the Purchaser of the corporate name and any assumed names, fictitious names, trade names or other similar names of the Seller, each of which is and shall be included in the Purchased Assets and if requested, shall assist the Purchaser, at Purchaser's sole cost and expense, in changing its name to a similar name or adopting a similar trade name or trade style.

          Section 5.3. Non-Competition and Confidentiality Agreement. For a period of five (5) years after the Closing Date or if the Principals or the Minority Shareholders become employees or directors of the Purchaser, Vestcom or one of Vestcom's other subsidiaries, for a period of two (2) years following the termination of such relationship as an employee or director for the Purchaser, Vestcom or one of Vestcom's other subsidiaries (whichever period is longer), neither Seller nor its Affiliates nor any Principal or Minority Shareholder will, (a) directly or indirectly, anywhere in the Territory (as defined below) engage in the Business or (except for Martha Ann Burke, Theresa A. Strothcamp and Mary Katherine Sullivan, for whom this next clause does not apply) any other business now being conducted by Vestcom or the Purchaser; or (b) directly or indirectly employ, engage, contract for or solicit the services in any capacity of any Person who is employed by the Seller in the operation of the Business on the date hereof, unless the employment of such Person is terminated by the Purchaser prior to any solicitation of employment or employment; or (c) use for its own benefit or divulge or convey to any third party, any Confidential Information (as hereinafter defined) relating to the Business. For purposes of this Agreement, "Confidential Information" consists of all information, knowledge or data relating to the Business including, without limitation, customer and supplier lists, formulae, trade know-how, processes, secrets, consultant contracts, pricing information, marketing plans, product development plans, business acquisition plans and all other information relating to the operation of the Business not in the public domain or otherwise publicly available. Information which enters the public domain or is publicly available loses its confidential status hereunder so long as neither the Seller nor its Affiliates nor any of the Principals nor any Minority Shareholder directly or indirectly cause such information to enter the public domain. For purposes of this Agreement, the "Territory" shall mean anywhere within 100 miles of where the Purchaser, Vestcom or any of its other subsidiaries conducts business. The foregoing shall not prohibit the Seller, the Principals or the Minority Shareholders from owning the Southaven Plant and the Southaven Assets, from operating the Southaven Business in the manner currently operated or from expanding its operation consistent with the Southaven Business.

          Notwithstanding anything to the contrary contained herein, neither the Seller nor the Shareholders shall be in violation of this Section 5.3 solely on account of divulging any Confidential Information if required under any summons, subpoena or court order, or under any law, rule or regulation promulgated by any Governmental Authority or in any arbitration, litigation or other legal proceeding to which either the Seller, the Principals or the Minority Shareholders is a party, so long as the Purchaser is given advance written notice of the summons, subpoena, court order or other event requiring disclosure and an opportunity to contest disclosure.

          The Seller and the Shareholders acknowledge that the restrictions contained in this Section 5.3 are reasonable and necessary to protect the legitimate interests of the Purchaser and Vestcom that any breach by the Seller of any provision hereof will result in irreparable injury to the Purchaser and Vestcom. The Seller and the Shareholders acknowledge that, in addition to all remedies available at law, the Purchaser and Vestcom shall be entitled to equitable relief, including injunctive relief, and an equitable accounting of all earnings, profits or other benefits arising from such breach and shall be entitled to receive such other damages, direct or consequential, as may be appropriate.

          Without limiting the generality of Section 9.4, the provisions of this
Section 5.3 shall inure to the benefit of any subsequent transferee of the Business or any substantial portion thereof, whether or not this Agreement is assigned to such transferee. In the event that the Seller or any Affiliate of the Seller (i) dissolves, liquidates or winds up the affairs of the Seller, (ii) sells the capital stock of the Seller, or (iii) merges, consolidates or otherwise combines the Seller with any other entity and Seller is not the survivor, whether in one transaction or a series of related transactions, then as a condition to such transaction or transactions, the Seller or the Affiliate party to such transaction, as the case may be, shall procure from the subsequent shareholders of the Seller or any successor to the Seller, as the case may be, a written agreement (which written agreement shall expressly make the Purchaser and its successors and assigns a third-party beneficiary thereof) to comply with the provisions of this Section 5.3, including this paragraph, as if such successor or purchaser were a party hereto.

          Section 5.4. Best Efforts; Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto shall use its best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Each of the Seller and the Purchaser will use their respective best efforts to obtain consents of all Governmental Authorities and third parties necessary to the consummation of the transactions contemplated by this Agreement. In the event that at any time after Closing any further action is necessary to carry out the purposes of this Agreement, the Seller or the proper directors or officers of the Seller or the Purchaser, as the case may be, shall take all such action without any further consideration therefor.

         Section 5.5.  Compliance with the Securities Act.

          (a) The Seller and the Principals and the Minority Shareholders acknowledge that the Vestcom Common Stock to be delivered to the Seller pursuant to this Agreement as part of the Earn-Out Payment (the "Restricted Stock") has not been and will not be registered under the Securities Act and therefore may not be resold without compliance with the Securities Act. The Restricted Stock is being acquired by the Seller and the Principals and Minority Shareholders solely for their own accounts, for investment purposes only, and with no present intention of distributing, selling or otherwise disposing of it in connection with the distribution of such shares, except that upon dissolution the Seller may transfer the Restricted Stock to its stockholders, subject to compliance with applicable securities laws and the Escrow Agreement. The Seller and Principals and Minority Shareholders covenant, warrant and represent that the Restricted Stock will not be offered, sold, assigned, pledged, hypothecated, transferred or otherwise disposed of except pursuant to the Escrow Agreement and after full compliance with all of the applicable provisions of the Securities Act and the rules and regulations of the SEC. The certificates representing the Restricted Stock shall bear the following legends:

          The securities represented hereby were not issued in a transaction registered under the Securities Act of 1933, as amended ("Securities Act"), or any applicable state securities laws and may not be sold, pledged, hypothecated, or otherwise transferred unless such sale or transfer is covered by an effective registration statement under the Securities Act and applicable state securities laws or, in the opinion of counsel to the holder and the issuer, is exempt from the registration requirements of the Securities Act and such laws.

          The securities represented hereby and the transfer thereof are subject to the terms of an Agreement dated as of January 20, 1998 between the issuer, Creative Data Services, Inc., D.B. Acquisition, Inc. and certain other parties and an Escrow Agreement executed in connection therewith.

         (b) The Seller and the Shareholders are able to bear the economic risk of an investment in the Restricted Stock, can afford to sustain a total loss of such investment and have such knowledge and experience in financial and business matters, including investments in unregistered securities, that they are capable of evaluating the merits and risks of the proposed investment and/or each Shareholder has employed a purchaser representative that is qualified by training and experience in business and financial matters to evaluate the merits and risks of an investment in Vestcom and therefore have the capacity to protect their own interests in connection with their acquisition of the Restricted Stock.

         (c) Each Shareholder represents that he or she, or such Shareholder's purchaser representative, has read and reviewed the information provided pursuant to this Agreement and the other documentation and information furnished by the Purchaser or Vestcom (including Vestcom's Form 10-Q for the quarters ended June 30, 1997 and September 30, 1997 and its Forms 8-K for events in November 1997 and December 1997) and has had an adequate opportunity to ask questions and receive answers from the officers of Vestcom concerning, among other matters, Vestcom, its management, and its plans for the operation of its business.

The Purchaser and Vestcom have provided to the Seller and the Shareholders an opportunity to ask questions and receive answers from the officers of Vestcom and to obtain any and all additional information necessary for them to verify the accuracy of the information provided herein or delivered pursuant hereto.

          Section 5.6. Employment Matters.

          (a) The Purchaser shall offer employment on the Closing Date on an "at will" basis to those employees listed on Schedule 5.6 ("Employees") who are employed in connection with the Business and are actively at work on the Closing Date. Schedule 5.6 also indicates which Employees are family members of the Principals. All such active Employees who accept an offer of employment are referred to as "Continued Employees." Seller agrees that following the Closing Date, neither Seller nor any of its Affiliates shall retain or employ any of the Continued Employees as an employee or consultant except that it is understood that Douglas Brooking may continue to be employed by the Seller, as further set forth in Exhibit F, that Tim Rosheim may continue to spend up to 20% of his time at the Southaven Business and that certain of the other Continued Employees may continue to provide services to Seller, so long as all of the foregoing are done with appropriate allocation of salary and other employee costs to the Seller and reimbursement by the Seller to the Purchaser for those costs.

          (b) As of the Closing Date, all Continued Employees will be eligible to participate in Vestcom's 401(k) Plan subject to applicable waiting periods and Plan qualifications and will be granted credit for time employed by Seller to the extent permitted under the 401(k) Plan. Continued Employees generally also will be treated similarly with the employees of other companies acquired by Vestcom with respect to qualification for benefits. Continued Employees will be granted credit for time employed by the Seller for vacation purposes and to the extent permitted under Vestcom's other benefit programs. Continued Employees will continue to be covered under the medical insurance, life insurance and disability program provided by the Seller (to the extent permitted by the respective underwriter). When a separate plan is adopted and implemented by the Company, the Continued Employees then employed shall be covered by the newly adopted plan with any prior coverage by the respective underwriter of the Seller to cease.

          (c) The Seller shall indemnify the Purchaser for all amounts payable or alleged to be payable under the Seller's severance program with respect to any Employee, whether as a result of the transactions contemplated hereby or for any other reason, except to the extent accrued and included in the calculation in Section 2.4.

          (d) All notices required pursuant to the Federal Worker Adjustment and Retraining Notification Act of 1988, any successor federal law and any applicable state or local plant closing notification statute (collectively the "Notification Acts") on or through the Closing Date shall be the responsibility of Seller. All notices required pursuant to the Notification Acts for acts taken by the Purchaser subsequent to the Closing Date shall be the responsibility of Purchaser.

          (e) Although the Purchaser is not assuming any liabilities relating to severance payments, accrued payroll, accrued vacation pay, sick leave, worker's compensation, unemployment compensation or healthcare contributions owed or relating to employees or consultants of Seller terminated on or prior to the Closing Date (other than Continued Employees) or for any contributions to any of Seller's Employee Benefit Plans, Purchaser agrees to reimburse Seller for such costs and Employee Benefit Plan contributions when paid by Seller provided that such amounts are accrued for on the Seller's books and records as of the Closing Date, and provided that such amounts are included in the calculation of the Closing Balance Sheet to determine Closing Net Assets and any adjustment to purchase price required under
Section 2.4.

          Section 5.7. Repayment of Loans, Advances, Notes, etc. Except for the employee loans listed on Schedule 5.7, which indicates the name, loan amount and repayment terms for each permitted employee loan, prior to the Closing, the Corporation has caused its officers, directors, stockholders and their Affiliates, associates and family members to repay to the Corporation, in cash all amounts owed by such persons to the Corporation, and the Sellers hereby certify to the Purchaser that all such amounts have been repaid. At Closing, Sellers shall deliver a certificate containing an itemized list of each amount so repaid by name and amount and shall also describe generally the circumstances under which such indebtedness arose.

          Section 5.8 Stock Options and Bonuses. Key employees of the Seller (but not the Principals) will be eligible to receive incentive stock options ("ISO's") to purchase an aggregate of 35,000 shares of Vestcom's Common Stock pursuant to Vestcom's Equity Compensation Program, with an exercise price equal to fair market value (as defined in such Program) on the date of grant. It is understood that Tim Rosheim and Paul Brooking will receive fifty percent (50%) (allocated equally between them) of such ISO's. The remaining ISO's will be granted to such employees of the Seller as are allocated in consultation with Douglas H. Brooking, Jr. All options shall be granted within thirty (30) days after the Closing Date.

          Section 5.9 Commercially Reasonable Efforts. Seller and the Principals will use commercially reasonable efforts after Closing to obtain consents with respect to the contracts and leases listed on Schedule 3.4(C) and (D).


                                   ARTICLE VI

                         ARTICLE VIConditions to Closing

          Section 6.1. Pre-Closing and Closing Deliveries by the Seller and the Principals.

          (a) The parties agree to a Pre-Closing on the Pre-Closing Date. At the Pre-Closing, the Seller and the Principals shall deliver the following documents to Vestcom and the Purchaser:

               (i)  an  integration  plan  for  the  Purchaser's   business  and
locations [Exhibit H hereto] which is mutually agreed to by Vestcom and the Seller.

               (ii)  a  plan  for  overhead  cost   reductions   and  allocation
methodologies and amounts which is mutually agreed to by Vestcom and the Seller [unless included in Schedule

3.9];

               (iii) a certification from the President of the Seller that to his Knowledge, Dean Witter, PSI, Fingerhut and Onsite Printing are expected to remain as customers of the Purchaser and that he has no Knowledge of any facts or circumstances that would cause them not to remain as steady customers of the Purchaser consistent with business levels in Seller's 1998 budget;

               (iv) a business plan for Southaven to demonstrate the viability of the operation as an ongoing printperfect supplier to the finishing centers acquired by Vestcom, including a plan to transfer substantially all administrative and support functions to Southaven. Such plan shall include the pricing model for Southaven's sales to Vestcom's finishing centers. Assumptions used in the plan will include pricing to Vestcom's finishing centers using the current Creative Data model, and the parties committing to an ongoing purchase and supply agreement assuming that the plant remains competitive with potential alternate suppliers of the needs of Vestcom's finishing centers.

               (v) a 12 month "base case" budget for calendar year 1998, to include quarterly subtotals, will be developed by the Seller, separately displaying Creative Data and DB, and incorporating items (i) and (iii) above,

               (vi) a certificate from the President of the Seller that, to his Knowledge, (x) all authorizations, consents, waivers, approvals or other actions required in connection with the execution, delivery and performance of this Agreement and the instruments of transfer by the Seller and the consummation by the Seller of the transactions contemplated hereby and thereby have been obtained and are in full force and effect, except those listed on Schedule 3.4
(C) or (D), (y) any authorizations, consents, waivers, approvals or other actions required to prevent a material breach or default by the Seller under any contract to which the Seller is party or for the continuation of any agreement to which the Seller is a party and which relates and is material to the Purchased Assets or the Business have been obtained and are in full force and effect (except for those listed on Schedule 3.4(C) or (D) and (z) all authorizations, waivers, approvals or other actions necessary to permit the Purchaser to operate the Business in compliance with all applicable laws immediately after the Closing have been obtained and are in full force and effect except where failure to obtain such authorizations would not have a Material Adverse Effect;

               (vii)  Assignment  of Leases,  Landlords  Consents  and  Estoppel
Certificates shall be received from each landlord of the Seller's business premises except those listed on Schedule 3.4(D), as to which there will be a sublease but no landlord consent at Closing;

               (viii) Pay-off letter and Termination Statements from the Bank (and holders of any other Encumbrance except Permitted Encumbrances);

               (ix) Financing Statements showing Vestcom and the Purchaser as secured parties with respect to the Southaven Assets; and

               (x) any other required third party consents.

        (b) At Closing, the Seller and the Principals shall execute this Agreement and deliver to the Purchaser and Vestcom all instruments of assignment, transfer and conveyance identified herein and such other closing documents as shall be requested by the Purchaser in form and substance reasonably acceptable to the Purchaser's counsel, including the following:

                    (i) such instruments of sale, transfer, assignment, conveyance and delivery (including all vehicle titles), in form and substance reasonably satisfactory to counsel for the Purchaser (including without limitation the Bill of Sale set forth as Exhibit B and the Assignment and Assumption Agreement set forth as Exhibit C), as are required in order to transfer to the Purchaser good and marketable title to the Purchased Assets, free and clear of all Encumbrances;

                    (ii) a certificate of the Secretaries or Assistant Secretaries of the Seller, dated the Closing Date, as to the incumbency of any officer of the Seller executing this Agreement and the instruments of transfer or any document related thereto and covering such other matters as the Purchaser may reasonably request;

                    (iii) a certified copy of (1) the Certificates of Incorporation and by-laws of the Seller and all amendments thereto and
          (2) the resolutions of the Sellers' Boards of Directors and shareholders authorizing the execution, delivery and consummation of this Agreement, the instruments of transfer and the transactions contemplated hereby;

                    (iv) the Employment Agreement with Douglas H. Brooking, Jr., Timothy Rosheim and Paul Brooking;

                    (v) a Requirements Supply Agreement between Seller and Purchaser relating to Purchaser's needs for printperfect and blank vinyl forms in the form attached hereto as Exhibit I ("Supply Agreement");

                    (vi) an opinion of Greensfelder, Hemker & Gale, P.C., counsel to the Seller and the Principals, dated the Closing Date, and substantially in the form attached as Exhibit D,

                    (vii) proof of satisfaction in full of all obligations to the Bank and delivery of UCC-3 termination statements and other appropriate releases from the Bank;

                    (viii) the  Articles of  Amendment  contemplated  by Section
          5.3;

                    (ix) a Security Agreement of the Seller in favor of Vestcom and the Purchaser with respect to the Southaven Assets in the form attached hereto as Exhibit J;

                    (x) good standing certificates from Delaware, Missouri and the states listed on Schedule 3-1 for each of Creative Data and DB;

                    (xi) tax clearance certificates from Delaware and Missouri;

                    (xii) Assignment and Assumption of Third Party Contracts, if any are necessary; and

                    (xiii) such other documents or instruments as the Purchaser reasonably requests to effect the transactions contemplated hereby.

          Section 6.2. Pre-Closing and Closing Deliveries by the Purchaser and Vestcom.

          Prior to or at Closing, the Purchaser shall have delivered to the Seller such closing documents as shall be reasonably requested by the Seller in form and substance reasonably acceptable to the Seller's counsel, including the following:

                    (i) the Assignment and Assumption Agreement executed by the Purchaser and dated the Closing Date;

                    (ii) a certificate of the Secretary or Assistant Secretary of the Purchaser, dated the Closing Date, as to the incumbency of any officer of the Purchaser executing this Agreement, the instruments of transfer or any document related thereto and covering such other matters as the Seller may reasonably request;

                    (iii) a certified copy of (1) the Certificate of Incorporation and by-laws of the Purchaser and all amendments thereto and (2) the resolutions of the Purchaser's Board of Directors authorizing the execution, delivery and consummation of this Agreement, the instruments of transfer and the transactions contemplated hereby and thereby;

                    (iv) an opinion of Lowenstein, Sandler, Kohl, Fisher & Boylan, P.A. counsel to the Purchaser, dated the Closing Date, and substantially in the form attached as Exhibit E;

                    (v) the Purchase Price, as set forth in Section 2.3 by check or a wire transfer (to Seller, or the Bank or otherwise as required under Section 2.4 or 2.5); and

                    (vi) the Requirements Supply Agreement duly executed by Purchaser and Vestcom.

                                   ARTICLE VII

                       ARTICLE VIIRIGHTS OF FIRST REFUSAL

          In order to protect Purchaser's source of supply of certain raw materials, the Purchaser and Seller are entering into the Supply Agreement this date. In addition, the Seller and the Shareholders wish to provide further protections to the Purchaser with respect to source of supply. The Seller has represented that, after Closing, it intends to contribute the Southaven Assets and the Southaven Business to a newly-formed, wholly-owned subsidiary of Seller. Accordingly, the covenants and agreements of this Article VII are written with the intent that they bind Seller, the Shareholders and such newly-formed subsidiary holding the Southaven Assets and Southaven Business ("Newco") and on the assumption that Seller makes the contribution to Newco contemplated herein. If Seller shall not make such capital contribution to Newco, this Section shall be interpreted to nonetheless protect the Purchaser's right of first refusal to acquire such Southaven Assets and Southaven Business prior to any third party acquirer.

          The Seller and the Shareholders also covenant during the period in which the right of first refusal is in effect herein that Newco will only operate the Southaven Business and will incur no liabilities other than those directly related to the Southaven Business.

          Section 7.1 Right of First Refusal for Stock. If Creative Data at any time between the date hereof and January 20, 2003, wishes to sell any or all of the shares of the capital stock of Newco then Creative Data shall first give written notice to Vestcom of the identity, background and financial condition of the proposed third party purchaser and the price and terms of the offer to or from the third party purchaser. The notice shall include a true copy of any written purchase offer or other documentation with respect to terms to or from the proposed third party purchaser. If Vestcom agrees within thirty (30) days of its receipt of such notice to acquire Creative Data's shares of capital stock of Newco, it shall have the right to do so, upon written notice thereof to Creative Data, within 21 days after delivery of such notice, at the price, and upon the terms and conditions offered to or by the proposed third party purchaser. If Vestcom refuses or declines to acquire Creative Data's shares of Newco capital stock on such terms, then Creative Data may consummate the sale with the third party purchaser as long as such sale is consummated within ninety (90) days of the date of Vestcom's rejection of Creative Data's offer, and such sale takes place on terms no more favorable to the third party purchaser than those detailed to Vestcom. If the third party's sale is not timely consummated, Creative Data must again offer to sell its Newco shares to Vestcom, pursuant to this section prior to consummating a third party sale.

          Section 7.2 Right of First Refusal for Assets.

          (a) If at any time between the date hereof and January 20, 2003, Creative Data or Newco wishes to sell all, substantially all or a material portion of the assets of Newco ("Newco Assets"), then the Seller shall first give written notice to Vestcom of the identity, background and financial condition of the proposed third party purchaser and the price and terms of the offer to or from the third party purchaser. The notice shall include a true copy of any written purchase offer from the proposed third party purchaser. If Vestcom agrees within thirty (30) days of its receipt of such notice to acquire the Newco Assets (or such of those assets then being offered for sale), it shall have the right to do so within 21 days of delivery of such notice, upon written notice to Creative Data thereof, at the purchase price and on the terms and conditions offered to or by the proposed third party purchaser. If Vestcom refuses or declines to acquire the Newco Assets on such terms, then Creative Data may consummate the sale with the third party purchaser as long as such sale is consummated within ninety (90) days of the date of Vestcom's rejection of Creative Data's offer, and such sale takes place on terms no more favorable to the third party purchaser than those detailed to Vestcom. If the third party's sale is not timely consummated, Creative Data or Newco must again offer to sell all or the offered portion of the Newco Assets to Vestcom, pursuant to this section, prior to consummating a third party sale.

          (b) If the third party purchase offer states that the consideration for the shares of the Selling Shareholder will be other than cash, Vestcom may pay in cash instead of the consideration offered in the purchase offer, with the amount of cash to be paid by Vestcom being equal to the fair market value of the consideration offered as of the date of the purchase offer, as determined by an appraiser selected jointly by the Selling Shareholder and Vestcom (unless the parties otherwise agree on fair market value). Creative Data shall not, without the prior written consent of Vestcom, transfer all or any substantial portion of the Newco Assets prior to January 20, 2003, such as pursuant to a dividend or distribution to its shareholders or otherwise, except that Creative Data may contribute the Newco Assets to Newco and Newco may sell the Newco Assets pursuant to the conditions of this Article.

          Section 7.3 Legend. If at any time from the date hereof through January 20, 2003, the Seller transfers any shares of Newco's capital stock (or prior to the contribution of the Southaven Assets to Newco, any Shareholder transfers any shares of Seller's capital stock such assignment, gift, request or other new shareholder transfer of ownership, whether voluntary or involuntary) other than pursuant to a sale permitted by Section 7.1, it must first obtain in writing an agreement to be bound by the provisions of Section 7.1 above. Further, such shares shall remain subject to this Agreement whether or not a written agreement is obtained. Transfer shall include any assignment, gift, bequest or other new shareholder transfer of ownership, whether voluntary or involuntary. All certificates of stock of the Seller or Newco now or hereafter outstanding shall be endorsed conspicuously on the face or back hereof as follows:

               Certain provisions with respect to the sale and transfer of these shares are subject to and restricted by Article VII of an Asset Purchase Agreement dated January 20, 1998, a copy of which is on file and may be examined at the principal office of the Company. Any shares transferred shall remain subject to the terms of such Agreement and shall also bear this legend.

Copies of all share certificates bearing such legend shall be delivered to the Purchaser within 15 days of the Closing Date. The legend may be removed from the Creative Data stock certificates after the Newco Assets are contributed to Newco and the Newco stock certificate is appropriately legended (with copies delivered to the Purchaser).

                                  ARTICLE VIII

           Survival of Representations and Warranties; Indemnification

          Section 8.1. Survival of Representations and Warranties. Except as set forth below, the representations and warranties provided for in this Agreement shall survive the Closing for two (2) years from the Closing Date for the benefit of the parties hereto and their successors and permitted assigns. The representations and warranties provided for in Sections 3.5, 3.16 and 3.18 shall survive the Closing and remain in full force and effect for six (6) years from the Closing Date. The representation and warranty provided for in Section 3.14 shall survive for the longer of two (2) years or the applicable statute of limitations period of the applicable tax law. The survival period of each representation or warranty as provided in this Section 8.1 is hereinafter referred to as the "Survival Period."

         No investigation by the Purchaser or Vestcom heretofore made shall modify or otherwise affect any representations and warranties of the Seller or the Principals, which shall survive any such investigation, or the conditions to the obligation of the Purchaser and Vestcom to consummate the transactions contemplated hereby.

         Section 8.2. Indemnification. (a) The Seller and the Principals jointly and severally shall indemnify, defend and hold harmless the Purchaser, Vestcom their Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all claims, costs, expenses, damages, liabilities, losses or deficiencies (including, without limitation, reasonable counsel's fees and other costs and expenses incident to any suit, action or proceeding) (the "Damages") arising out of, resulting from or incurred in connection with (i) any inaccuracy of any representation or the breach of any warranty made by the Seller or the Principals in this Agreement, in each case, where written notice is given to Seller and the Principals during the applicable Survival Period, (ii) the breach by the Seller or the Principals of any covenant or agreement to be performed by it or them hereunder, and (iii) any Excluded Liability.

         (b) The Purchaser and Vestcom jointly and severally shall indemnify, defend and hold harmless the Seller, its Affiliates, officers, directors, employees, agents and representatives, and any Person claiming by or through any of them, against and in respect of any and all Damages arising out of, resulting from or incurred in connection with (i) any inaccuracy in any representation or the breach of any warranty made by the Purchaser or Vestcom in this Agreement, in each case, where written notice is given to the Purchaser and Vestcom during the applicable Survival Period, (ii) the breach by the Purchaser of any covenant or agreement to be performed by it hereunder, or (iii) any Assumed Liability.

         (c) The Seller shall cause the Purchaser or Vestcom to be dismissed from any action involving pre-Closing operations of the Seller's business not involving Assumed Liabilities to which the Purchaser or Vestcom is improperly or inadvertently named as a party. The Purchaser or Vestcom shall cause the Seller to be dismissed from any action involving post-Closing operations of the Purchaser's business to which the Seller is improperly or inadvertently named as a party.

         (d) In the event that Seller is required to indemnify the Purchaser for the breach of any Environmental Laws according to Section 8.2, Purchaser agrees to provide Seller with appropriate access to the property upon which the Business is located in order to abate any environmental liabilities. In the event that the abatement of environmental liabilities requires the remediation of contaminated soil of groundwater, Seller will remediate the contaminated soil or groundwater to a level deemed acceptable by the applicable federal, state, or local Governmental Authority, whether or not those levels are set by applicable law or a less stringent voluntary cleanup, risk based, or similar federal, state or local program.

         (e) Any Person providing indemnification pursuant to the provisions of this Section 8.2 is hereinafter referred to as an "Indemnifying Party" and any Person entitled to be indemnified pursuant to the provisions of this Section 8.2 is hereinafter referred to as an "Indemnified Party."

         Section 8.3. Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a "Third Party Claim"), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless (i) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (ii) the Indemnified Party shall have reasonably concluded that (x) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim or
(y) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim described in clause (i) or (ii) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any such Third Party Claim which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

         Section 8.4. Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. Promptly following the final determination of the amount of any Damages claimed by the Indemnified Party, the Indemnifying Party shall pay such Damages to the Indemnified Party by wire transfer or check made payable to the order of the Indemnified Party, without interest. In the event that the Indemnified Party is required to institute legal proceedings in order to recover Damages hereunder, the cost of such proceedings (including costs of investigation and reasonable attorneys' fees and disbursements) shall be added to the amount of Damages payable to the Indemnified Party. The Purchaser and Vestcom shall also have all rights afforded to it under the Security Agreement and any Escrow Agreement.

         Section 8.6. Limitation on Purchaser or Vestcom's Rights to Indemnification. (a) No claim for indemnification for breach of a representation or warranty under Section 8.2(a) hereof may be made by Purchaser or Vestcom unless the aggregate amount of all Damages for breaches of representations or warranties exceeds $50,000, and then only for the amount by which such Damages exceed $50,000. No claim for indemnification for breach of a representation or warranty under Section 8.2(b) hereof may be made by the Seller or its Affiliates unless the aggregate amount of all Damages for breaches of representations or warranties exceeds $50,000 and then only for the amount by which such Damages exceed $50,000, (b) No party shall be entitled to indemnification hereunder for amounts in excess of the purchase price, including any Earn-Out Payment.

         Section 8.7. Right of Set-Off. Subject to the next sentence, the Purchaser shall, upon prior written notice to the Seller, have the right to set-off, against any amount which may be owed by the Purchaser to the Seller pursuant to this Agreement, whether unpaid or paid into escrow at the time of such set-off, any amount owed by the Seller to the Purchaser. If any amount owed by the Seller or the Principals to the Purchaser is unliquidated, then any amount which shall become due and payable by the Purchaser to the Seller or the Principals, to the extent of said unliquidated amount, shall be deposited in escrow with the Escrow Agent pending resolution of the dispute related to such unliquidated amount. The exercise of such right of set-off by the Purchaser shall not constitute a breach by the Purchaser of this Agreement or the agreement underlying such obligation. The Purchaser and Vestcom shall also have all rights afforded to it under the Security Agreement and any Escrow Agreement.

         Section 8.7. Accounts Receivable Guarantee. The Seller and the Principals jointly and severally agree within 30 days after notice thereof (a) to purchase the aggregate amount of accounts or notes receivable of the Seller included in the Closing Net Asset calculation ("Included Receivables") that have not been paid in full within 120 days after the Closing Date to the extent that the Purchaser has not collected from account debtors with respect to such Included Receivables an amount equal to the aggregate amount of Included Receivables less the amount of the allowance for doubtful accounts as of the Closing Date as reflected on the Closing Balance Sheet (the "Closing AR Value") for a purchase price equal to the difference between the amount collected and the Closing AR Value, and (b) to purchase any debit memos issued by the Seller that have not been allowed by vendors within 120 days after the Closing (unless such receivables or debit memos were not included in the Closing Net Asset calculations). Purchaser and Vestcom covenant and agree to cooperate with Seller, in the event Seller is required to repurchase the same, in collecting said accounts and notes receivable acknowledging that Seller will be reimbursed for all amounts subsequently collected that were repurchased.

                                   ARTICLE IX

                                  Miscellaneous

          Section 9.1. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, by facsimile or sent by certified, registered or express air mail, postage prepaid, and shall be deemed given when so delivered personally, or by facsimile, or if mailed, five days after the date of mailing, as follows:

If to Vestcom the Purchaser:        c/o Vestcom, International, Inc.
                                    1100 Valley Brook Road
                                    Lyndhurst, New Jersey 07071-3687
                                    Telephone:  (201) 935-7666
                                    Facsimile:   (201) 935-4354
                                    Attention:  Sheryl Bernstein Cilenti, Vice
                                                President and General Counsel

With a copy to:                     Lowenstein, Sandler, Kohl,
                                      Fisher & Boylan, PA
                                    65 Livingston Avenue
                                    Roseland, New Jersey  07068
                                    Telephone:  (973) 992-8700
                                    Facsimile:   (973) 992-5820
                                    Attention:  Alan Wovsaniker, Esq.

If to the Seller or the
              Principals:           Creative Data Services, Inc.
                                    13748 Shoreline Court East
                                    Earth City, Missouri 63045
                                    Telephone:  314-291-0699
                                    Facsimile:   314-291-3986
                                    Attention:  Douglas H. Brooking, Jr.

With a copy to:                     Greensfelder, Hemker, & Gale P.C.
                                    2000 Equitable Building
                                    10 South Broadway
                                    St. Louis, Missouri 63102-1774
                                    Telephone:  314-241-9090
                                    Facsimile:    314-241-3483
                                    Attention:   Daniel J. Schwartz, Esq.

or to such other address as any party hereto shall notify the other parties hereto (as provided above) from time to time.

          Section 9.2. Expenses. Regardless of whether the transactions provided for in this Agreement are consummated, except as otherwise provided herein, each party hereto shall pay its own expenses incident to this Agreement and the transactions contemplated herein. The obligation to pay Seller's and the Principals' counsel and other professional fees incurred in connection with the transaction contemplated by this Agreement shall not be an Assumed Liability.

          Section 9.3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without reference to the choice of law principles thereof.

          Section 9.4. Assignment; Successors and Assigns; No Third Party Rights. This Agreement may not be assigned by operation of law or otherwise, and any attempted assignment shall be null and void. This Agreement shall be binding upon and inure to the sole benefit of the parties hereto and their respective successors, permitted assigns and legal representatives and is not intended, nor shall be construed, to give any Person, other than the parties hereto and their respective successors, permitted assigns and legal representatives, any legal or equitable right, remedy or claim hereunder.

          Section 9.5. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument. This Agreement may also be executed by facsimile signature.

          Section 9.6. Titles and Headings. The headings and table of contents in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation of this Agreement.

          Section 9.7. Entire Agreement. This Agreement, all documents and certificates to be executed and/or delivered in connection herewith, and the Schedules and Exhibits attached hereto, constitute the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

          Section 9.8. Amendment and Modification. This Agreement may only be amended or modified in a writing signed by the party against whom enforcement of such amendment or modification is sought.

          Section 9.9. Public Announcement. Except for the Form 8-K to be filed by Vestcom and otherwise as may be required by law, neither the Seller or the Principals, on the one hand, nor the Purchaser or Vestcom, on the other hand, shall issue any press release or otherwise publicly disclose this Agreement or the transactions contemplated hereby or any dealings between or among the parties in connection with the subject matter hereof without the prior approval of the other. In the event that any such press release or other public disclosure shall be required, the party required to issue such release or other disclosure shall consult in good faith with the other party hereto with respect to the form and substance of such release or other disclosure prior to the public dissemination thereof.

          Section 9.10. Waiver. Any of the terms or conditions of this Agreement may be waived at any time by the party or parties entitled to the benefit thereof, but only by a writing signed by the party or parties waiving such terms or conditions.

          Section 9.11. Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof. If it is ever held that any restriction hereunder is too broad to permit enforcement of such restriction to its fullest extent, such restriction shall be enforced to the maximum extent permitted by law.

          Section 9.12. No Strict Construction. Each of the Purchaser and the Seller acknowledge that this Agreement has been prepared jointly by the parties hereto, and shall not be strictly construed against either party.

          Section 9.13. Bulk Sales. Each of the Purchaser and the Seller hereby waives compliance with Article 6 of the Uniform Commercial Code as adopted by each of the jurisdictions in which the Purchased Assets are located to the extent, if any, that it is applicable to the transactions contemplated by this Agreement. The Seller shall indemnify and hold harmless the Purchaser, Vestcom and their respective directors, officers, shareholders, employees, agents and representatives from and against any Damages arising out of such waiver. The Purchaser shall have the right to offset against the Purchase Price any amount it is required to pay to any creditors of the Seller (other than in respect of Assumed Liabilities) because of the requirements of such laws.

          Section 9.14. Arbitration. Any dispute, controversy or claim arising out of, or relating to, this Agreement, or the breach hereof, shall be settled in accordance with the Commercial Arbitration Rules of the American Arbitration Association by a panel of three arbitrators in New York City or Dover, Delaware, which panel shall be comprised of one arbitrator selected by Purchaser, one arbitrator selected by Seller and one arbitrator selected by the other two arbitrators, or if they fail to agree, an arbitrator selected by the American Arbitration Association. The prevailing party in any such arbitration shall be entitled to recover an award for attorney's fees in any such arbitration proceeding and in connection with the collection and enforcement of any award rendered therein but no award for punitive damages may be made. The decision of the arbitrators shall be final and judgment upon any award rendered may be entered in any court having jurisdiction. Notwithstanding the foregoing, any party seeking an injunction or other equitable remedy may commence an action in a court of proper jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

          THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES HERETO.


                                              CREATIVE DATA SERVICES, INC.


                                              By:/s/___________________________
                                                 Name:
                                                 Title:


                                              D.B. ACQUISITION, INC.


                                              By:/s/___________________________
                                                 Name:
                                                 Title:


                                              VESTCOM ST. LOUIS, INC.


                                              By:/s/___________________________
                                                 Name:
                                                 Title:

                                              VESTCOM INTERNATIONAL, INC.


                                              By:/s/________________________
                                                 Name:
                                                 Title:


                                              PRINCIPALS:


                                              /s/Douglas J. Brooking, Jr.
                                              ______________________________
                                              Douglas J. Brooking, Jr.


                                             /s/Katherine M. Brooking
                                             _______________________________
                                             Katherine M. Brooking

                                 The following individuals join in the execution of this Agreement solely to evidence their
                                 respective   obligations  under   Section  3.1,
                                 3.17(c), 5.3, 5.5 and Article VII of this Agreement.


                                 /s/Paul D. Brooking
                                 _____________________________________
                                 Paul D. Brooking


                                 /s/Kathleen Brooking House
                                 ______________________________________
                                 Kathleen Brooking House

                                 The following individuals join in the execution of this Agreement solely to evidence their respective obligations under Section 3.1, 5.3,
                                 5.5 and  Article VII of this Agreement.



                                 /s/Martha Ann Burke
                                 ______________________________
                                 Martha Ann Burke


                                 Theresa A. Strothcamp
                                 ______________________________
                                 Theresa A. Strothcamp


                                 Mary Katherine Sullivan
                                 ______________________________
                                 Mary Katherine Sullivan

                            ASSET PURCHASE AGREEMENT

                                      DATED

                                JANUARY 20, 1998

                                 BY AND BETWEEN

                          CREATIVE DATA SERVICES, INC.,

                             D. B. ACQUISITION, INC.

                            DOUGLAS H. BROOKING, JR.,

                      CERTAIN OTHER INDIVIDUAL SHAREHOLDERS

                                       AND

                             VESTCOM ST. LOUIS, INC.

                                       AND

                           VESTCOM INTERNATIONAL, INC.

                                TABLE OF CONTENTS

ARTICLE I Certain Definitions..................................................1
  Section  1.1. Certain Definitions............................................1
ARTICLE  II  Purchase and Sale of  Assets; Assumption of Liabilities..........11
  Section  2.1. Purchase and Sale of Assets...................................11
  Section  2.2. Assumption of Liabilities.....................................11
  Section  2.3. Purchase Price................................................11
  Section  2.4. Settlement of the Purchase Price..............................11
  Section  2.5. Use of Proceeds...............................................12
  Section  2.6. Earn-Out Payment..............................................13
  Section  2.7. Division of Taxation..........................................16
  Section  2.8. Allocation of the Purchase Price..............................16
  Section  2.9. Closing.......................................................16
ARTICLE III  Representations and Warranties of the Seller and the Principals..17
  Section  3.1. Organization and Qualification of the Seller..................17
  Section  3.2. Authorization.................................................17
  Section  3.3. Non-contravention.............................................17
  Section  3.4. No Consents...................................................18
  Section  3.5. The Purchased Assets..........................................18
  Section  3.6  Personal Property.............................................18
  Section  3.7. Real Property.................................................19
  Section  3.8. Predecessor Status............................................19
  Section  3.9. Financial Statements..........................................19
  Section 3.10. Absence of Certain Developments...............................20
  Section 3.11. Governmental Authorizations; Licenses; Etc....................21
  Section 3.12. Litigation....................................................21
  Section 3.13. Undisclosed Liabilities.......................................21
  Section 3.14. Taxes.........................................................21
  Section 3.15. Insurance.....................................................22
  Section 3.16. Environmental Matters.........................................22
  Section 3.17. Employment Matters............................................23
  Section 3.18. Employee Benefit Plans........................................24
  Section 3.19. Proprietary Rights............................................24
  Section 3.20. Accounts Receivable...........................................25
  Section 3.21. Contracts.....................................................25
  Section 3.22  Customers and Suppliers.......................................26
  Section 3.23. Key Individuals...............................................27
  Section 3.24. Ability to Conduct Business...................................27
  Section 3.25. Brokers.......................................................27
  Section 3.26. Absence of Questionable Payments..............................27
  Section 3.27. Transactions   with   Directors,   Officers  and Affiliates...27
  Section 3.28. Full Disclosure...............................................28
  ARTICLE IV  Representations  and  Warranties of the Purchaser and Vestcom...28
  Section 4.1.  Organization..................................................28
  Section 4.2.  Authorization.................................................28
  Section 4.3.  Non-contravention.............................................28
  Section 4.4.  No Consents...................................................29
  Section 4.5.  Brokers.......................................................29
  Section 4.6.  SEC Documents.................................................29
  ARTICLE V Covenants and Agreements..........................................30
  Section 5.1.  Transfer and Property Taxes...................................30
  Section 5.2.  Change of Name................................................30
  Section 5.3.  Non-Competition and Confidentiality Agreement.................31
  Section 5.4.  Best Efforts; Further Assurances..............................32
  Section 5.5.  Compliance with the Securities Act............................32
  Section 5.6.  Employment Matters............................................33
  Section 5.7.  Repayment of Loans, Advances, Notes, etc......................34
  Section 5.8   Stock Options and Bonuses.....................................35
  Section 5.9.  Best Efforts..................................................34
ARTICLE  VI Conditions to Closing.............................................35
  Section 6.1.  Pre-Closing and Closing Deliveries by the Seller and
                the   Principals..............................................35
  Section 6.2.  Pre-Closing  and Closing Deliveries by the Purchaser and
                Vestcom.......................................................38
 ARTICLE VII RIGHTS OF FIRST REFUSAL..........................................39
  Section 7.1   Right of First Refusal for Stock..............................39
  Section 7.2   Right of First Refusal for Assets.............................39
  Section 7.3   Legend........................................................40
ARTICLE  VIII   Survival of Representations and Warranties; Indemnification...41
  Section 8.1.  Survival of Representations and Warranties....................41
  Section 8.2.  Indemnification...............................................41
  Section 8.3.  Procedures for Third Party Claims.............................42
  Section 8.4.  Procedures for Inter-Party Claims.............................43
  Section 8.5.  Limitation  on Purchaser  and  Vestcom's  Rights to
                Indemnification...............................................43
  Section 8.6.  Right of Set-Off..............................................43
  Section 8.7.  Accounts Receivable Guarantee.................................44
ARTICLE IX  MISCELLANEOUS.....................................................44
  Section 9.1.  Notices.......................................................44
  Section 9.2.  Expenses......................................................45
  Section 9.3.  Governing Law.................................................45
  Section 9.4.  Assignment;  Successors and Assigns; No Third Party Rights....45
  Section 9.5.  Counterparts..................................................45
  Section 9.6.  Titles and Headings...........................................46
  Section 9.7.  Entire Agreement..............................................46
  Section 9.8.  Amendment and Modification....................................46
  Section 9.9.  Public Announcement...........................................46
  Section 9.10. Waiver........................................................46
  Section 9.11. Severability..................................................46
  Section 9.12. No Strict Construction........................................46
  Section 9.13. Bulk Sales....................................................46
  Section 9.14. Arbitration...................................................47

                                    Schedules

Schedule 1.1(i)       Customer List
Schedule 1.1(ii)      Personal Property
Schedule 1.1(iii)     Leased Properties
Schedule 1.1(iv)      Other Retained Assets
Schedule 1.1(v)       Division of Liabilities-Southaven/Purchaser
Schedule 1.1(vi)      Division of Assets-Southaven/Purchaser
Schedule 3.1(a)       Organization and Qualification of Seller
Schedule 3.1(b)       Shareholders
Schedule 3.4          Consents
                      (A)  Customer Consents Obtained
                      (B)  Lease Consents Obtained
                      (C)  Customers/Best Efforts
                      (D)  Leases/Best Efforts
Schedule 3.6          Encumbrances
Schedule 3.8          Predecessor Names
Schedule 3.9          Financial Statements
Schedule 3.9(a)       Pricing Model
Schedule 3.9(b)       Non-Recurring Expenses
Schedule 3.10         Certain Developments
Schedule 3.11         Authorizations
Schedule 3.12         Litigation
Schedule 3.13         Undisclosed Liabilities
Schedule 3.14         Tax Contests
Schedule 3.15         Insurance
Schedule 3.16         Environmental Matters
Schedule 3.17         Employee Matters
Schedule 3.18         Employee Benefit Plans
Schedule 3.19         Proprietary Rights
Schedule 3.20         Accounts Receivable
Schedule 3.21         Contracts
Schedule 3.22         Customers and Suppliers
Schedule 3.23         Key Individuals
Schedule 3.28         Related Party Transactions
Schedule 5.6          Employees
1Schedule 5.7         Employee Loans

                                    Exhibits

Exhibit A         Purchase Price Allocation 2
Exhibit B         Bill of Sale 3
Exhibit C         Assignment and Assumption Agreement 2
Exhibit D         GHG Opinion 2
Exhibit E         LSK Opinion 2
Exhibit F         Forms of Employment Agreements 2
Exhibit G         Form of Escrow Agreement 2
Exhibit H         Integration Plan 4
Exhibit I         Supply Agreement 2
Exhibit J         Security Agreement 2
Exhibit K         Pricing for Inter-company Services 3


--------
1
2 To be mutually agreed upon post-closing.

3 Separately signed at closing-not attached.

4 An outline of keypoints is attached. To be further enhanced by mutual consent post-closing.